Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Waddell & Reed Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 6, 2019

To the Stockholders of
Waddell & Reed Financial, Inc.:

        Waddell & Reed Financial, Inc.'s 2019 Annual Meeting of Stockholders will be held in the William T. Morgan Auditorium at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Tuesday, April 23, 2019.

        At the annual meeting, we will ask you to (1) elect Philip J. Sanders and Kathie J. Andrade, who have been nominated by the Board, as Class III directors, (2) conduct an advisory vote to approve named executive officer compensation, (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year, and (4) transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. The accompanying formal notice and Proxy Statement further discuss the matters that will be presented for a stockholder vote.

        We have also enclosed our 2018 Annual Report, which is not a part of the proxy soliciting materials. If you have any questions or comments about the matters discussed in the Proxy Statement or about our operations, we will be pleased to hear from you. It is important that your shares be voted at the annual meeting. If you are unable to attend the annual meeting in person and wish to have your shares voted, you may vote by telephone, Internet or by filling in, signing and dating the enclosed proxy card or voting instruction form and returning it in the accompanying envelope as promptly as possible.

        We hope that you will take this opportunity to meet with us to discuss our results and operations for the 2018 fiscal year.

Sincerely,

Thomas C. Godlasky Chairman of the Board

WADDELL AND REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas 66202
(913) 236-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 23, 2019

To the Stockholders of
Waddell & Reed Financial, Inc.:

        I am pleased to give you notice that the 2019 Annual Meeting of Stockholders of Waddell & Reed Financial, Inc. (the "Company") will be held in the William T. Morgan Auditorium at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 on Tuesday, April 23, 2019, at 10:00 a.m., local time.

        At the annual meeting, you will be asked to:

1.
Elect Philip J. Sanders and Kathie J. Andrade, who have been nominated by the Board, as Class III directors to hold office until the 2022 Annual Meeting of Stockholders.

2.
Conduct an advisory vote to approve named executive officer compensation.

3.
Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year.

4.
Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

        These matters are more fully discussed in the accompanying Proxy Statement.

        The Board of Directors has fixed Monday, February 25, 2019, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        All stockholders are cordially invited to attend the annual meeting in person. However, if you are unable to attend in person and wish to have your shares voted, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Regardless of how you deliver your proxy, you may revoke your proxy before it is voted by timely submitting to the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the annual meeting and giving verbal notice of your intention to vote in person.

        The annual meeting for which this notice is given may be adjourned or postponed from time to time without further notice other than announcement at the annual meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Mark P. Buyle Senior Vice President, Chief Legal Officer, General Counsel & Secretary

        The accompanying Proxy Statement is dated March 6, 2019 and is first being mailed to stockholders on or about March 13, 2019.

WADDELL & REED FINANCIAL, INC.

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by Waddell & Reed Financial, Inc. (the "Company"), on behalf of its Board of Directors (the "Board"), for the 2019 Annual Meeting of Stockholders (the "Annual Meeting"). This Proxy Statement is dated March 6, 2019 and, together with the related proxy card, is being mailed to stockholders on or about March 13, 2019.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

When and where is the Annual Meeting?

        The Annual Meeting will be held in the William T. Morgan Auditorium at the Company's principal executive offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Tuesday, April 23, 2019.

What matters will be voted upon at the Annual Meeting?

        At the Annual Meeting you will be asked to:

  •
  Elect Philip J. Sanders and Kathie J. Andrade, who have been nominated by the Board, as Class III directors to hold office until the 2022 Annual Meeting of Stockholders.

  •
  Conduct an advisory vote to approve named executive officer compensation.

  •
  Ratify the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the 2019 fiscal year.

  •
  Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of Class A common stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

Who is entitled to vote?

        Only stockholders of record of the Company's Class A common stock at the close of business on February 25, 2019, which is the "record date," are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held (1) directly by the stockholder of record and (2) beneficially through a broker, bank or other nominee. Each share of our Class A common stock is entitled to one vote on each matter submitted for a vote at the Annual Meeting.

        As of the record date, there were approximately 76,126,894 shares of our Class A common stock issued and outstanding and entitled to be voted at the Annual Meeting. Any shares held in treasury on the record date are not considered outstanding and will not be voted.

What is the difference between holding shares as a "registered owner" and as a "beneficial owner"?

        Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially.

  •
  Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

  •
  Beneficial Owners – If your shares are held in a brokerage account, bank or by another nominee, you are the "beneficial owner" of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote the shares.

What stockholder approval is necessary for approval of the proposals?

  •
  Election of Directors

        The election of directors requires the affirmative vote of a plurality of the shares of our Class A common stock cast at the Annual Meeting. This means that the two Class III director nominees receiving the most votes will be elected. For purposes of this vote, neither withholding your vote (or a direction to a broker or nominee to do so) nor a broker non-vote (as described below) will be counted as votes cast, and therefore, will have no effect on the outcome of the election of directors.

        Under our Director Resignation Policy, any nominee for director in an uncontested election who receives a greater number of "withheld" votes than "for" votes is required to tender his or her resignation for consideration by the Board. For more detail on this policy, see "Corporate Governance – Director Resignation Policy" below.

  •
  Advisory Vote on Named Executive Officer Compensation

        The advisory vote to approve named executive officer compensation requires the affirmative vote of a majority of the shares of our Class A common stock cast at the Annual Meeting. For purposes of this vote, neither a vote to abstain (or a direction to a broker or other nominee to do so) nor a broker non-vote (as described below) will be counted as a vote cast, and therefore, will have no effect on this vote. Although this vote is advisory and non-binding on the Board, the Compensation Committee and the Company, we value the opinion of our stockholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

  •
  Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm

        The ratification of the Audit Committee's appointment of KPMG as the Company's independent registered public accounting firm for the 2019 fiscal year requires the affirmative vote of a majority of the shares of our Class A common stock cast at the Annual Meeting. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) is not counted as a vote cast, and therefore, will have no effect on this vote. Stockholder ratification is not required for the appointment of KPMG because the Audit Committee has the responsibility of appointing the Company's independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

        As of the record date, directors and executive officers of the Company beneficially owned an aggregate of approximately 1,618,074 shares of Class A common stock representing approximately 2% of our Class A common stock issued and outstanding, and therefore, 2% of the voting power entitled to vote at the Annual Meeting. The Company believes that its directors and executive officers currently intend to vote their shares (1) FOR the election of Philip J. Sanders and Kathie J. Andrade as Class III directors, (2) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, and (3) FOR the ratification of KPMG as the Company's independent registered public accounting firm for the 2019 fiscal year.

May I vote my shares in person at the Annual Meeting?

        If you are the registered owner of shares of our Class A common stock, you have the right to vote these shares in person at the Annual Meeting.

        If you are the beneficial owner of shares of our Class A common stock, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting, complete such legal proxy and present it to the Company at the Annual Meeting.

        Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

        If you are the registered owner of shares of our Class A common stock, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and timely returning the enclosed proxy card in the postage pre-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Time, on Monday, April 22, 2019 (the day before the Annual Meeting).

        If you are the beneficial owner of shares of our Class A common stock held in street name, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction form for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If my shares are held in "Street Name," will my broker, bank or other nominee vote my shares for me?

        Brokers, banks and other nominees who do not have instructions from their "street name" customers may not use their discretion in voting their customers' shares on "non-routine" matters. The proposal to elect Philip J. Sanders and Kathie J. Andrade as Class III directors and the advisory vote to approve named executive officer compensation are non-routine matters and, therefore, shares of our Class A common stock held in "street name" will not be voted with respect to these proposals without voting instructions from the beneficial owners. However, the proposal to ratify the appointment of KPMG as the Company's independent registered public accounting firm for the 2019 fiscal year is considered a routine matter and, therefore, if beneficial owners fail to give voting instructions, nominees will have discretionary authority to vote shares of our Class A common stock with respect to this proposal. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.

What is a "broker non-vote"?

        Generally, a "broker non-vote" occurs when a broker, bank or other nominee that holds shares in "street name" for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under New York Stock Exchange ("NYSE") rules, a nominee does not have discretionary voting power with respect to the approval of "non-routine" matters absent specific voting instructions from the beneficial owners of such shares.

        The proposal to elect Philip J. Sanders and Kathie J. Andrade as Class III directors and the advisory vote to approve named executive officer compensation are "non-routine" matters. If you are the beneficial owner of shares of the Company's Class A common stock, your nominee will send you directions on how you can instruct them to vote. If you do not provide voting instructions, your nominee will not vote your shares on these proposals.

How will my proxy be voted?

        Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is timely received, and not subsequently revoked, will be voted at the Annual Meeting or any adjournments or postponements thereof in the manner directed on the proxy. Thomas C. Godlasky and Philip J. Sanders are named as proxy holders in the proxy form and have been designated by the Board to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (1) FOR the election of Philip J. Sanders and Kathie J. Andrade as Class III directors, (2) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, (3) FOR the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the 2019 fiscal year, and (4) in accordance with the proxy holders' best judgment as to any other business that properly comes before the Annual Meeting.

        This Proxy Statement is considered to be voting instructions for the trustee of the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan (the "401(k) Plan") for our Class A common stock allocated to individual accounts under that plan. If account information is the same, participants in the 401(k) Plan who are also stockholders of record will receive a single proxy representing all of their shares. If a 401(k) Plan participant does not submit a proxy to us, the trustee of the 401(k) Plan will vote the shares allocated to the participant's account in the same proportion as the total shares in the 401(k) Plan for which directions have been received.

May I revoke my proxy and change my vote?

        Yes. You may revoke your proxy and change your vote prior to the vote at the Annual Meeting.

        If you are the registered owner of shares of our Class A common stock, you may revoke your proxy and change your vote with respect to those shares by (1) timely submitting a later-dated proxy, a later-dated vote by telephone or later-dated vote via the Internet (which automatically revokes the earlier proxy), (2) giving timely notice of your changed vote to us in writing mailed to the attention of Mark P. Buyle, Secretary, at our principal executive offices, or (3) attending the Annual Meeting and giving verbal notice of your intention to vote in person.

        If you are the beneficial owner of shares of our Class A common stock held in street name, you may revoke your proxy and change your vote with respect to those shares (1) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (2) if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by attending the Annual Meeting, presenting the completed proxy to the Company and voting in person.

        You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

Who will count the votes?

        Our transfer agent, Computershare, will tabulate and certify the votes. A representative of Computershare will serve as the inspector of election at the Annual Meeting.

Who will pay the costs of soliciting proxies?

        The costs of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our Class A common stock.

        The Company has retained Georgeson Inc., an independent proxy solicitation firm ("Georgeson"), to assist in soliciting proxies from stockholders. Georgeson will receive a fee of approximately $10,000 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The Company has agreed to indemnify Georgeson against certain liabilities arising under the federal securities laws.

What other business will be presented at the Annual Meeting?

        As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, Thomas C. Godlasky and Philip J. Sanders, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any unforeseen reason, any of the Class III director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What are the deadlines to nominate directors or to propose other business for consideration at the 2020 Annual Meeting of Stockholders?

  •
  Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials

        In order for a stockholder proposal to be eligible to be included in the Company's proxy statement and proxy card for the 2020 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at its principal executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, on or before November 14, 2019, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company's Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  •
  Director Nominations and Other Business to be Brought Before the 2020 Annual Meeting of Stockholders

        Notice of any director nomination or the proposal of other business that you intend to present at the 2020 Annual Meeting of Stockholders, but do not intend to have included in the Company's proxy statement and form of proxy relating to the 2020 Annual Meeting of Stockholders, must be received by the Company at its principal executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, not earlier than the close of business on December 25, 2019 and not later than the close of business on January 14, 2020. In the event that the date of the 2020 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2019 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the later of the 100th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must include the information required by the Company's Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2020 Annual Meeting of Stockholders.

Where can I find the voting results of the Annual Meeting?

        The Company will publish final voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

What should I do if I receive more than one set of voting materials?

        You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy or voting instruction forms. For example, if you hold your shares of our Class A common stock in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account. If you are a registered owner and your shares of our Class A common stock are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction form that you receive.

What is "householding"?

        In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

        If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, and you would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please (1) mail such request to Waddell & Reed Financial, Inc. Attn: Investor Relations Department, 6300 Lamar Avenue, Overland Park, Kansas 66202, or (2) contact our Investor Relations Department toll-free at (800) 532-2757. The Company will promptly deliver a separate copy of this Proxy Statement and the Company's Annual Report on Form 10-K upon receipt of such request. Similarly, stockholders sharing an address that are receiving multiple copies of the Company's proxy materials may request that they receive a single copy of those materials in the future by contacting the Company at the address and phone number above.

What do I need to do now?

        First, read this Proxy Statement carefully. Then, if you are a registered owner of shares of our Class A common stock, you should, as soon as possible, submit your proxy by either executing and timely returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares of our Class A common stock held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted (1) FOR the approval of the director nominees, (2) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and (3) FOR the ratification of KPMG as the Company's independent registered public accounting firm for the 2019 fiscal year.

Who can help answer my questions?

        If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this Proxy Statement or our 2018 Annual Report, or if you need special assistance at the Annual Meeting, please call our Investor Relations office toll free at (800) 532-2757. In addition, information regarding the Annual Meeting is available via the Internet at our website ir.waddell.com.

        YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY.    The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

        YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER OF SHARES OF OUR CLASS A COMMON STOCK, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD AND TIMELY RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER OF SHARES OF OUR CLASS A COMMON STOCK, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board nominates Philip J. Sanders and Kathie J. Andrade, as Class III directors, to hold office for a term of three years, expiring at the close of the 2022 Annual Meeting of Stockholders or until their successors are elected and qualified, or their earlier resignation or removal. James M. Raines, a Class III director, will retire from the Board on the date of the Annual Meeting and is not standing for re-election.

        The Nominating and Corporate Governance Committee (the "Corporate Governance Committee"), which is comprised of non-employee directors, recommended Mr. Sanders and Ms. Andrade, as nominees for director. Both of these nominees are current directors of the Company, and each nominee has agreed to be named in this Proxy Statement and to serve as a director of the Company if elected. The Board believes these incumbent directors standing for re-election are well qualified and experienced to direct and oversee the Company's operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is included below in "Directors and Executive Officers of the Company – Directors and Executive Officers."

        Ms. Andrade was appointed to the Board as a Class III director in March 2019 to fill the vacancy created by Henry J. Herrmann's retirement in April 2018. See "Corporate Governance – Board Composition and Director Qualifications" for information regarding the identification of Ms. Andrade as a director candidate.

        If any director nominee becomes unavailable for election, which is not anticipated, the named proxy holders will vote for the election of such other person or persons as the Board may nominate, unless the Board resolves to reduce the number of Class III directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED HEREIN.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

        The Company's Bylaws provide that the number of directors will not be less than seven nor more than 15 with the exact number to be fixed by the Board. The Company's Certificate of Incorporation divides the Board into three classes of as equal size as possible, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. Currently, there are nine directors with three directors in Class I, three directors in Class II and three directors in Class III. Upon Mr. Raines' retirement from the Board on the date of the Annual Meeting, the number of Class III directors will be reduced to two until the Board elects to fill the vacant position.

        The stockholders of the Company elect successors for directors whose terms have expired at the Company's annual meeting. The Board elects members to fill new membership positions and vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause. Pursuant to the Company's Corporate Governance Guidelines, non-employee directors must retire from the Board at the close of the annual meeting of Stockholders following their 75th birthday; provided, that existing directors that are 75 years or older may complete their current term. Executive officers of the Company are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Directors and Executive Officers

        The names of each of the Company's directors and executive officers and their respective age on the date of the Annual Meeting and current position are as follows:

Name	Age	Position
Kathie. J. Andrade	58	Class III Director
Brent K. Bloss	50	Executive Vice President and Chief Operating Officer
Mark P. Buyle	52	Senior Vice President, Chief Legal Officer, General Counsel and Secretary
Benjamin R. Clouse	45	Senior Vice President, Chief Financial Officer and Treasurer
Sharilyn S. Gasaway	50	Class I Director
Thomas C. Godlasky	63	Class II Director
Alan W. Kosloff	78	Class I Director
Dennis E. Logue	75	Class II Director
Shawn M. Mihal	44	Senior Vice President – Broker-Dealer, President of Waddell & Reed, Inc.
Michael F. Morrissey	76	Class II Director
James M. Raines	79	Class III Director
Christopher W. Rackers	48	Senior Vice President and Chief Human Resource Officer
Philip J. Sanders	59	Chief Executive Officer, Chief Investment Officer and Class III Director
Amy J. Scupham	44	Senior Vice President – Distribution, President of Ivy Distributors, Inc.
Jerry W. Walton	72	Class I Director

        Below is a description of the backgrounds of the executive officers, directors and nominees for director, including their principal occupation and membership on public or registered investment company boards for the past five years. We have also provided information concerning the particular experience, qualification, attributes and skills that the Corporate Governance Committee and the Board considered relevant to each director and nominee for director that led to the conclusion that he or she should serve as a director.

        Kathie J. Andrade has been a director of the Company since March 2019. She served as a member of the Executive Committee of TIAA, a financial services organization in New York, New York, from 2014 to June 2018 and as CEO of its Retail Financial Services business and Chairman of TIAA Federal Savings from 2016 to August 2018. Ms. Andrade also served as President of TIAA Services Broker Dealer from 2011 to 2016. She joined TIAA in 2008 as COO of Wealth Management. Prior to TIAA, Ms. Andrade held a number of senior management positions at Bank of America, a financial services company in Boston, Massachusetts, from 1986 to 2008. Ms. Andrade is a nominee for director.

        Ms. Andrade has over 33 years of experience in the financial services industry, including as a member of the executive leadership team of TIAA, a Fortune 100 company. She has significant experience developing and executing successful sales and recruitment strategies for financial services organizations. Ms. Andrade also brings to the Board substantial knowledge in the areas of mergers and acquisitions, strategic operational leadership, wealth management, risk management and compliance, technology innovation, leadership development, diversity and inclusion.

        Brent K. Bloss has been Executive Vice President of the Company since February 2018 and Chief Operating Officer of the Company since November 2017. Mr. Bloss served as Senior Vice President, Chief Financial Officer and Treasurer of the Company from March 2014 to February 2018. Prior thereto, Mr. Bloss was Senior Vice President – Finance and Principal Accounting Officer of the Company since July 2007 and Treasurer of the Company since January 2006. Previously, he served as Vice President of the Company from April 2004 to July 2007, as Assistant Treasurer of the Company from January 2002 to January 2006, and as Assistant Vice President from January 2002 to April 2004. From September 1995 to December 2001, he served in various roles in the audit practice of KPMG. Mr. Bloss joined the Company in January 2002.

        Mark P. Buyle has been Senior Vice President, Chief Legal Officer, General Counsel and Secretary of the Company since August 2018. Previously he served as Interim General Counsel and Secretary of the Company from April 2018 to August 2018 and as Senior Vice President and Deputy General Counsel of the Company from January 2017 to April 2018. Prior thereto, he served as Senior Vice President and Associate General Counsel of the Company from March 2000 to January 2017. Before joining the Company, Mr. Buyle was a corporate attorney with the Kansas City law firm Polsinelli. Mr. Buyle joined the Company in 1995 as a senior attorney.

        Benjamin R. Clouse has been Senior Vice President and Chief Financial Officer of the Company since February 2018 and Treasurer since December 2018. Mr. Clouse served as Vice President and Chief Accounting Officer of the Company from February 2017 to February 2018 and Vice President and Principal Accounting Officer from March 2016 to February 2017. Prior thereto, Mr. Clouse was Vice President of the Company since October 2015. Prior to joining the Company, Mr. Clouse served as Chief Financial Officer of Executive AirShare Corporation, a private aviation company in Lenexa, Kansas, from September 2012 to October 2015. From 2006 to 2012 and from 2002 to 2005, he served in various roles with H&R Block, Inc., a tax preparation company in Kansas City, Missouri, including Assistant Vice President – Audit Services and Assistant Vice President and Controller – Tax Services. From 2005 to 2006, Mr. Clouse served as Vice President – Finance and Corporate Controller of Gold Bank Corporation, Inc., a bank holding company. From September 1996 to January 2002, he served in various roles in the audit practice of Deloitte & Touche, LLP. Mr. Clouse joined the Company in October 2015.

        Sharilyn S. Gasaway has been a director of the Company since July 2010. She has served as a director of Genesis Energy, L.P., a Houston, Texas diversified midstream energy master limited partnership, since March 2010 and of J.B. Hunt Transport Services, Inc., a transportation logistics company in Lowell, Arkansas, since February 2009. From February 2006 to January 2009, she served as Executive Vice President and Chief Financial Officer of Alltel Corporation ("Alltel"), a U.S. wireless telecommunications network operator, acquired by Verizon Wireless in 2009. She served as Corporate Controller of Alltel from May 2002 to February 2006 and as Controller of Alltel Communications, Inc., a subsidiary of Alltel, from

April 1999 to May 2002. Prior thereto, she served as Audit Manager of the former independent registered public accounting firm Arthur Andersen LLP from 1992 to April 1999. Ms. Gasaway's term on the Board expires in 2020.

        As the former Executive Vice President and Chief Financial Officer of a Fortune 500 company, Ms. Gasaway has extensive experience in the areas of capital markets, budgeting and forecasting, strategic planning, internal audit, tax and auditing with respect to complex business operations and transactions. As a result, she brings to the Board a breadth of knowledge regarding the financial and accounting functions of the Company's operations, as well as with respect to the Company's financial controls, financial reporting and disclosure, balance sheet management, integration of acquisitions, and accounting. Ms. Gasaway's experience serving as a director for companies within the oil and gas and transportation industries provides her with a diverse perspective on Board-related matters. She has been a Certified Public Accountant since 1993.

        Thomas C. Godlasky has been a director of the Company since July 2010 and Chairman of the Board since April 2018. Mr. Godlasky served as Chief Executive Officer of Aviva North America, Aviva plc's life insurance and annuity business in the U.S. and its property and casualty business in Canada, from July 2007 to March 2010. Mr. Godlasky also served in the dual position as Chief Executive Officer and President of Aviva USA from November 2006 to November 2009. Prior thereto, Mr. Godlasky served as Chairman of the Board, Chief Executive Officer and President of AmerUs Group, Des Moines, Iowa, a life insurance and annuity business, which was acquired by Aviva plc in 2006, from November 2005 to November 2006 and as President and Chief Operating Officer from November 2003 to November 2006. He also served as a director of AmerUs Group from November 2003 until November 2006, whereupon he joined the Aviva USA Board of Directors until March 2010. Mr. Godlasky earned the Chartered Financial Analyst designation in 1992. Mr. Godlasky's term on the Board expires in 2021

        Mr. Godlasky's service as the Chairman and Chief Executive Officer of AmerUs Group, a leading U.S. producer of annuity and life insurance products, provides him with valuable insights on running a complex financial services company with diverse operations and products. He has experience in a number of areas that are critical to the Company, including mergers and acquisitions, information and technology, risk management, long-range strategic planning, expertise in the types of products we offer to our clients and the importance of close cooperation with our regulators. Mr. Godlasky brings strong leadership skills and a valuable perspective on global financial, operational and strategic matters to the Board, as well as maintains a deep understanding of the challenges of operating in a highly regulated industry such as ours.

        Alan W. Kosloff has been a Director of the Company since January 2003 and was Lead Independent Director from January 2010 to April 2018. Prior thereto, he served as Chairman of the Board from May 2005 through December 2009. He has served as Chairman of Kosloff & Partners, LLC, Edwards, Colorado, a consulting and investment firm, since April 1996. Previously, he served as Chairman of Jones & Mitchell, Olathe, Kansas, an imprinted and licensed sportswear company, from October 1997 to March 2005 and as Chairman, Chief Executive Officer and President of American Marketing Industries, Inc., Kansas City, Missouri, an apparel manufacturing, distribution and marketing firm from 1976 to 1995. Mr. Kosloff's term on the Board expires in 2020.

        Mr. Kosloff has over 43 years of experience in executive management, investment, sales and marketing roles, including as President and Chief Executive Officer of American Marketing Industries, Inc. and founder of Kosloff & Partners, LLC. Mr. Kosloff provides the Board the benefit of his substantial financial, management and operational expertise, including with respect to marketing and distribution efforts, corporate governance, strategic planning and corporate strategy. Mr. Kosloff has offered valuable insights with respect to strategic planning, executive succession planning and executive development, corporate governance and stockholder communications.

        Dennis E. Logue has been a Director of the Company since January 2002. He has served as Chairman of the Board of Ledyard Financial Group, Inc., a bank holding company located in Hanover, New Hampshire, since August 2005. Additionally, Mr. Logue has served as an Emeritus Professor of Management at the Amos Tuck School, Dartmouth College since August 2005. He served as Dean of the Michael F. Price College of Business at the University of Oklahoma from July 2001 to September 2005. Prior thereto, Mr. Logue held numerous business-oriented professorships, including at the Amos Tuck School, Dartmouth College from July 1974 to June 2001. He has also worked as a consultant and expert witness on various financial matters since 1974. Mr. Logue has served as a director of Abraxas Petroleum Corporation, San Antonio, Texas, a natural gas and crude oil exploration, development and production company, since April 2003 and of ALCO Stores, Inc., Dallas, Texas, a general merchandise retailer, from May 2005 through September 2014. Mr. Logue's term on the Board expires in 2021.

        Mr. Logue is highly accomplished in the field of business management and financial academia, having taught in the areas of managerial economics and finance, corporate governance, financial markets and international finance for 46 years and published over 90 books and articles in the areas of economics, pension plans, corporate and international finance and capital markets. His past leadership roles in the academic world allow him to bring a wide range of experience and new insights to his service on the Board. As a founding director of Ledyard National Bank, Mr. Logue also has substantial expertise in the areas of the financial services industry, executive management and operations.

        Shawn M. Mihal has been Senior Vice President – Broker-Dealer of the Company since December 2018 and President, Waddell & Reed, Inc. ("WRI") since November 2017. Prior to that, Mr. Mihal was Chief Operating Officer of WRI from August 2017 to November 2017 and Senior Vice President, Chief Compliance Officer and Chief Regulatory Officer of WRI and Ivy Distributors, Inc. ("IDI") from March 2015 to August 2017. Prior to joining the company, he served as Vice President and Chief Compliance Officer for Transamerica Financial Advisors, Inc., an independent broker-dealer and registered investment advisor in St. Petersburg, Florida, from September 2010 to March 2015 and as Chief Compliance Officer for Great American Advisors, Inc., a registered investment advisor in Cincinnati, Ohio, from October 2004 to August 2010. Mr. Mihal joined the Company in March 2015.

        Michael F. Morrissey has been a director of the Company since July 2010. He has been a director of Ferrellgas Partners, L.P., a propane gas marketing and distribution company in Liberty, Missouri since 1999. He was a director of Westar Energy, Inc., an electric service company based in Topeka, Kansas, from 2003 through May 2015. Mr. Morrissey retired in September 1999 after serving 24 years, including 17 years as a partner, with Ernst & Young LLP, an auditing and financial services firm. Prior thereto, Mr. Morrissey worked for five years for another major accounting firm and six years for a motor truck manufacturer. Mr. Morrissey has been a Certified Public Accountant since 1972. Mr. Morrissey also served as a director of Blue Cross Blue Shield of Kansas City, a Kansas City, Missouri health insurance company, from 2006 through April 2017; of J.E. Dunn Construction Group, Inc., a private construction business located in Kansas City, Missouri, from 2000 through January 2017; of Balance Innovations, Inc., an office management technology company located in Lenexa, Kansas, since 2008; and a special advisor to the audit committee of the Dairy Farmers of America, a farmer-owned milk marketing cooperative located in Kansas City, Missouri, from 2000 through August 2014. Mr. Morrissey also serves as a director or trustee for numerous non-profit, civic, and charitable organizations. Mr. Morrissey's term on the Board expires in 2021.

        Mr. Morrissey's qualifications to serve as a director include his substantial experience as the Chairman or member of the audit committee of other public companies, his many years of experience as an audit partner of a major accounting firm, and his extensive experience as a director of other large companies, both public and private. Mr. Morrissey brings to the Board significant audit and accounting expertise and a deep understanding of financial statements, corporate finance, risk management and internal audit functions. Mr. Morrissey's knowledge and experience gained as a board member of various public and private companies, as well as not-for profit, civic and charitable organizations provide the Board with a wide range of experience and insights regarding Board actions. Mr. Morrissey is also a Certified Public Accountant (retired).

        Christopher W. Rackers has been Senior Vice President and Chief Human Resources Officer of the Company since January 2019 and Senior Vice President and Chief Human Resources Officer of certain of the Company's subsidiaries since January 2017. Prior to joining the Company, Mr. Rackers was Vice President, Global Human Resources at Payless ShoeSource, a discount footwear retailer in Topeka, Kansas, from January 2016 to January 2017, Vice President, Global Human Resources at WIS International, a retail and inventory services company in Dallas, Texas, from May 2015 to December 2015, Vice President of Human Resources at H&R Block, a tax preparation company in Kansas City, Missouri, from May 2013 to June 2015. Prior thereto, he held several positions with Aramark, a food service, facilities and uniform services provider, including Senior Vice President, Human Resources, from June 2006 to May 2013. Mr. Rackers joined the Company in January 2017.

        James M. Raines has been a Director of the Company since July 1998. He has served as President of James M. Raines and Company, San Antonio, Texas, an investment banking firm, since September 1988 and served as a director of Clear Channel Outdoor Holdings, Inc., a San Antonio, Texas outdoor advertising company, from November 2005 to May 2010. Mr. Raines' term on the Board expires in April 2019.

        Mr. Raines' 31 years of experience in the investment banking business gives him valuable perspectives on financial and strategic matters, as well as expertise in capital markets and securities distribution. He has provided investment banking and financial advisory services, including with respect to merger and acquisition and capital raising functions, for numerous public and private companies covering a diverse range of businesses, which provides him with a broad perspective that is an asset to the Board. Additionally, Mr. Raines' tenure on the Board provides him with an important depth of knowledge regarding the Company's business, strategy and culture. His experience in investment banking has been particularly useful when the Board considers its capital and liquidity needs and potential acquisitions.

        Philip J. Sanders has been Chief Executive Officer and a Director of the Company since August 2016 and Chief Investment Officer of the Company since February 2011. He has served as President of Ivy Investment Management Company ("IICO") since August 2016 and as Chief Investment Officer of IICO since August 2010. Prior thereto, he served as Senior Vice President of Waddell & Reed Investment Management Company ("WRIMCO") from July 2000 to August 2016, Senior Vice President of IICO from April 2003 to August 2016 and Vice President of WRIMCO from January 1999 to July 2000. He is also President of the InvestEd Portfolios, Ivy Funds, Ivy High Income Opportunities Fund, Ivy NextShares and Ivy Variable Insurance Portfolios, all of which are mutual funds managed by the Company. Mr. Sanders joined the Company as a mutual fund portfolio manager in August 1998. Mr. Sanders is a nominee for director.

        Mr. Sanders has over 30 years of experience in the financial services industry, including 20 years with the Company. Mr. Sanders' oversight of all Company operations and his experience in investment management is an indispensable contribution to the Board and provides a critical link between management and the Board.

        Amy J. Scupham has been Senior Vice President – Distribution of the Company since December 2018 and President of IDI since April 2018. Prior to that Ms. Scupham was Chief Operating Officer of IDI from February 2018 to April 2018 and Senior Vice President – Institutional Sales from May 2016 to February 2018. Prior thereto, she held various positions at the Company in institutional sales and consultant relations. Ms. Scupham joined the Company in April 2008.

        Jerry W. Walton has been a Director of the Company since April 2000. Mr. Walton served as a business consultant to Hunt Ventures, a group of private companies located in Rogers, Arkansas, from April 2010 to February 2016. He served as Executive Vice President of Finance and Administration and Chief Financial Officer of J.B. Hunt Transport Services, Inc., a transportation provider in Lowell, Arkansas, from October 1991 until September 2009. Prior thereto, Mr. Walton served as a managing partner and a tax partner with KPMG, with whom he had been employed since 1968. Mr. Walton's term on the Board expires in 2020.

        Mr. Walton brings extensive financial, operational and executive management expertise to the Board having served as the Executive Vice President and Chief Financial Officer of J.B. Hunt Transport Services, Inc., one of the largest transportation logistics companies in North America. Mr. Walton also has significant public accounting experience, including in the areas of accounting, finance and tax, and direct experience in the areas of information and technology services, treasury functions, real estate, human resources and risk management. As a long-time director, Mr. Walton offers a breadth of knowledge about issues affecting the Company and its industry, as well as with respect to its financial statements, balance sheet management, budgeting process and executive compensation. Mr. Walton is also a Certified Public Accountant (retired).

        There are no family relationships among any of the Company's executive officers, directors or nominees for director.

Security Ownership of Management

        The following table reflects information regarding beneficial ownership of the Company's Class A common stock by each of its current directors (including all nominees for director), the current named executive officers set forth in the Summary Compensation Table and by all directors and executive officers as a group, as of February 25, 2019. Unless otherwise indicated in the footnotes below, "beneficially owned" means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name of Beneficial Owner	Number of Shares Beneficially Owned Directly (1)	Number of Shares Beneficially Owned Indirectly (2)	Percent of Class
Kathie J. Andrade (3)	-	-	*
Brent K. Bloss	313,527	-	*
Mark P. Buyle	69,161	-	*
Benjamin R. Clouse	80,778	2,588	*
Sharilyn S. Gasaway	44,683	-	*
Thomas C. Godlasky	48,122	-	*
Alan W. Kosloff	46,999	-	*
Dennis E. Logue	74,452	-	*
Shawn M. Mihal	59,925	-	*
Michael F. Morrissey	-	44,683	*
James M. Raines	23,492	-	*
Philip J. Sanders	650,267	-	*
Amy J. Scupham	45,704	-	*
Jerry W. Walton	78,827	-	*
All Directors and Executive Officers as a group (15 persons)	1,570,803	47,271	2.13%

*
Denotes less than 1%.

(1)
Includes unvested shares of restricted Class A common stock granted under the Company's 1998 Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan"), for Messrs. Bloss (191,159), Buyle (41,109), Clouse (66,680), Godlasky (13,736), Kosloff (14,558), Logue (11,521), Mihal (52,893), Raines (6,907), Sanders (357,876) and Walton (11,521) and Mss. Gasaway (11,521) and Scupham (44,117).

(2)
For Mr. Morrissey, indirect beneficial ownership includes 11,521 shares of unvested restricted stock, all of which are owned by his personal trust. For Mr. Clouse, indirect beneficial ownership reflects shares of Class A common stock owned by his spouse.

(3)
Ms. Andrade received a grant of 5,646 shares of restricted stock on March 3, 2019, which represented her pro-rated equity compensation for service on the Board during 2019.

CORPORATE GOVERNANCE

        We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders, and we continually review and consider our corporate governance policies and practices, the SEC's corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our Class A common stock is traded.

        You can access and print the charters of our Audit Committee, Compensation Committee and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics, Whistleblower Policy and other Company policies and procedures required by applicable law, regulation or NYSE corporate governance listing standards on the "Governance Documents" link in the dropdown menu on the "Corporate Governance" tab of the "Investor Relations" section of our website at ir.waddell.com.

Director Independence

        The Board is composed of a majority of directors who satisfy the criteria for independence under the NYSE corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have any direct or indirect material relationship with the Company or any of its subsidiaries pursuant to the NYSE corporate governance listing standards. When assessing the "materiality" of a director's relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

        Applying these independence standards, the Board determined that Kathie J. Andrade, Sharilyn S. Gasaway, Thomas C. Godlasky, Alan W. Kosloff, Dennis E. Logue, Michael F. Morrissey, James M. Raines and Jerry W. Walton are all independent directors.

        After due consideration, the Board has determined that none of these non-employee directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and they all meet the criteria for independence under the NYSE corporate governance listing standards.

Board Composition and Director Qualifications

        The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

  •
  Possess relevant business and financial expertise and experience, including an understanding of financial statements;

  •
  Have the highest character and integrity and a reputation for working constructively with others;

  •
  Have sufficient time to devote to Board meetings and consultation on Board matters; and

  •
  Be free of conflicts of interest that violate applicable law or interfere with director performance.

        In addition, the Corporate Governance Committee will consider for recommendation director candidates who possess the following qualities and skills, among others:

  •
  The capacity and desire to represent the interests of the Company's stockholders as a whole and not primarily a special interest group or constituency;

  •
  Diverse backgrounds with respect to business experience, professional expertise, individual perspectives, gender and ethnicity that support Board dynamics and effectiveness;

  •
  High level of leadership experience and sound business judgment;

  •
  Highly accomplished in their respective field, with superior credentials and recognition;

  •
  The ability to contribute to the mix of skills, core competencies, diversity and qualifications of the Board through notable or significant achievements or expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, investment management, law, financial academia, strategic planning and executive leadership development;

  •
  Service as a senior officer of, or a trusted advisor to senior management of, a publicly-held company; and

  •
  Knowledge of the critical aspects of the Company's business and operations.

        The director qualifications above are general in nature and may be modified by the Board or the Corporate Governance Committee from time to time as the Board or the Corporate Governance Committee deems appropriate.

        In considering candidates for director nominee, the Corporate Governance Committee generally reviews all information regarding a candidate's background and qualifications, evaluates a candidate's mix of skills and qualifications, and determines the contribution the candidate could be expected to make to the overall functioning of the Board. The Board seeks independent directors who represent a diverse mix of perspectives, backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. The Corporate Governance Committee does not have a separate policy regarding gender, ethnicity or other similar diversity criteria in identifying candidates for director nominee, but rather evaluates diversity in a broad sense, recognizing the benefits of gender and ethnic diversity, while also considering the breadth of perspectives, backgrounds and experiences that directors and candidates for director nominee may bring to the Board. In its assessment of the Board's composition as a whole, the Corporate Governance Committee considers whether the Board reflects the appropriate overall balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

        Following the retirement of Mr. Herrmann and Mr. Godlasky's appointment as Chairman of the Board in April 2018, the Board engaged Russell Reynolds Associates to assess the skills, experiences and background of our directors in light of the Company's strategic initiatives and the planned retirement of additional directors over the next couple of years. Based on the results of this assessment, the Corporate Governance Committee engaged Russell Reynolds to assist in the search for director candidates to fill the vacancy on the Board created by Mr. Herrmann's retirement and to identify candidates to fill vacancies created by future retirements. Through this process, the Corporate Governance Committee identified Ms. Andrade and recommended her to the full Board for appointment in March 2019.

Director Resignation Policy

        Our Corporate Governance Guidelines include a Director Resignation Policy pursuant to which any director nominee in an uncontested election who receives a greater number of "withheld" votes than "for" votes will, within five business days following the certification of the stockholder vote, tender his or her resignation to the Chairman of the Board for consideration by the Board. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation.

        The Board will promptly make a determination whether to accept, reject or otherwise act with respect to the tendered resignation. In making this determination, the Board may consider all factors that it deems relevant, including the underlying reasons why stockholders "withheld" votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of the Company and its stockholders. The Board may also consider a range of possible alternatives concerning the director's tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Board to have substantially resulted in the "withheld" votes.

        The Board shall act on the tendered resignation and shall publicly disclose its decision regarding the resignation within 120 days after the results of the election are certified. If the Board does not accept the resignation, the director shall continue to serve until the end of his or her term and until the director's successor is elected and qualified, or until his or her earlier resignation or removal.

Director Recommendations by Stockholders

        In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least two percent of the outstanding shares of the Company's Class A common stock for at least one year prior to the date the recommendation is submitted. The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate, although the Corporate Governance Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine whether the candidate will represent the interests of all stockholders.

        Stockholders must submit director candidate recommendations in writing by certified mail to the Company's Secretary not less than 120 days prior to the first anniversary of the date of the proxy statement relating to the Company's previous annual meeting. Accordingly, for the 2020 Annual Meeting of Stockholders, director candidates must be submitted to the Company's Secretary by November 7, 2019. Director candidates submitted by stockholders must contain at least the following information:

  •
  The name and address of the recommending stockholder;

  •
  The number of shares of the Company's Class A common stock beneficially owned by the recommending stockholder and the dates such shares were acquired;

  •
  The name, age, business address and residence of the candidate;

  •
  The principal occupation or employment of the candidate for the past five years;

  •
  A description of the candidate's qualifications to serve as a director, including financial expertise, and why the candidate does or does not qualify as "independent" under the NYSE corporate governance listing standards;

  •
  The number of shares of the Company's Class A common stock beneficially owned by the candidate, if any; and

  •
  A description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

        In addition, the recommending stockholder and the candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

  •
  The candidate consents to being a director candidate and, if nominated and elected, he/she will serve as a director representing all of the Company's stockholders in accordance with applicable laws and the Company's Certificate of Incorporation and Bylaws;

  •
  The candidate, if elected, will comply with the Company's Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board and its individual members;

  •
  The recommending stockholder will maintain beneficial ownership of at least two percent of the Company's issued and outstanding Class A common stock through the date of the annual meeting for which the candidate is being recommended for nomination and that, upon such candidate's nomination and election to the Board, the recommending stockholder intends to maintain such ownership throughout the candidate's term as director; and

  •
  The recommending stockholder and the candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the candidate, including a completed and signed Questionnaire for Directors and Officers on the Company's standard form and an interview with the Corporate Governance Committee or its representative.

        For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the "Policy Regarding Director Recommendations By Stockholders" by clicking on the "Governance Documents" link in the dropdown menu on the "Corporate Governance" tab of the "Investor Relations" section of our website at ir.waddell.com. The Corporate Governance Committee will consider all director candidates submitted through its established processes, and will evaluate each of them, including incumbents, based on the same criteria. However, the Corporate Governance Committee may prefer incumbent directors and director candidates who they know personally or that have relevant industry experience and in-depth knowledge of the Company's business and operations.

        The policies and procedures above are intended to provide flexible guidelines for the effective functioning of the Company's director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company's needs and circumstances change.

Communications with the Board

        Stockholders and all other interested parties may communicate with the Board, Board committees, the independent or non-employee directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Company's Secretary. All communications must identify the recipient, the author, state whether the author is a stockholder of the Company, and be forwarded to the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attn: Secretary

        The directors of the Company, including the non-employee directors, have directed the Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Board Meetings

        The Board held 10 meetings during the 2018 fiscal year, including five meetings of the non-employee/independent directors. Each director attended at least 75% of the aggregate of the meetings of the Board and committees of the Board on which the director served. The Company has adopted a Director Attendance Policy to stress the importance of attendance, director preparedness, and active and effective participation at Board, Board committee and stockholder meetings. All of the directors serving on the Board at the time of the 2018 Annual Meeting of Stockholders attended the meeting.

        Additionally, the non-employee/independent directors held executive sessions at each of the quarterly Board meetings with Mr. Alan W. Kosloff serving as chairman of the executive sessions prior to the 2018 annual meeting of stockholders and Mr. Thomas C. Godlasky serving as chairman of the executive sessions after the 2018 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight

        The Board believes that it should have the flexibility to make determinations as to whether the same individual should serve as both the Chief Executive Officer and the Chairman of the Board, taking into account changing needs and circumstances of both the Company and the Board over time. In determining the appropriate leadership structure, the Board considers, among other things, the current composition of the Board and challenges and opportunities specific to the Company. In prior years, the Company has had the same and different individuals serving as its Chief Executive Officer and Chairman of the Board at different points in time.

        Currently, Mr. Sanders serves as Chief Executive Officer of the Company and Mr. Godlasky serves as non-executive Chairman of the Board. The Board believes that its current leadership structure is appropriate and allows Mr. Sanders to focus on the operations of the Company and consult with the Chairman on Board matters and issues facing the Company. As Chairman, Mr. Godlasky serves as the principal liaison between management and the independent directors, advises management with respect to agenda items and presides over executive sessions of the independent directors.

        Management is responsible for the Company's day-to-day risk management. The Board's role is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board's oversight responsibility with respect to risk management is primarily discharged through the Audit Committee, which reviews with management a comprehensive enterprise risk assessment conducted and prepared by Company's Risk Assessment Committee, comprised of division heads and members of senior management, who are responsible for the identification and assessment of internal and external risks that could materially impact the Company's operations, monitoring identified risks and taking appropriate steps to mitigate such risks. Annually, the Risk Assessment Committee conducts a comprehensive enterprise risk assessment and uses an established risk management framework to identify and characterize various risks based on the significance of their potential impact on the Company's operations and reputation and the likelihood of occurrence. Such risks include internal and external financial, operational, strategic, cybersecurity, technological, market, legal and regulatory risks. In addition, the head of Internal Audit and the Company's independent registered public accounting firm provide regular reports to the Audit Committee regarding the internal and external audit plans and the results of on-going audits, as well as a report on Sarbanes-Oxley compliance. To ensure candid and complete reporting, the Audit Committee meets regularly in separate executive sessions with management, the head of our Internal Audit Department and the Company's independent registered public accounting firm.

        In addition to the Audit Committee's oversight of cybersecurity risks through the enterprise risk assessment described above, senior management, including the Company's Chief Technology Officer, provide the Board with a comprehensive review of the Company's cybersecurity program, including the framework, policies and procedures, employee training, vendor information security management, security tools and protections, and incident response plan.

        Each standing committee regularly reports its actions to the full Board and the Board receives financial and operational reports from senior management, including updates regarding legal, regulatory and compliance matters from the General Counsel, at each meeting, which enables coordination of the risk oversight function. Collectively, these processes are intended to provide the Board as a whole with an in-depth understanding of risks faced by the Company and enables the Board to provide direction to senior management with respect to its approach to identifying, assessing, monitoring and mitigating material risks. The Board believes that the combination of a non-executive Chairman of the Board, the Audit Committee, and an experienced senior management team provide the appropriate leadership to assist in effective risk oversight by the Board.

Risk Analysis of Compensation Policies and Practices

        The Compensation Committee assessed, with the assistance of management, the Company's compensation policies and practices to determine whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

        This assessment included a review of the Company's executive and broad-based employee compensation programs, the identification of potential risks that could result from such policies and practices, the identification of factors and controls that mitigate those risks, and an analysis of the potential risks against mitigating factors and controls and the Company's business strategies and objectives. Based on this assessment, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In its assessment and conclusion, the Compensation Committee considered the following design features, among others:

  •
  Overall compensation levels competitive with the market.

  •
  The use of financial performance measures that are quantifiable and measurable.

  •
  The use of performance goals that are reasonable in light of past performance and market conditions.

  •
  Oversight by a Compensation Committee comprised of independent, non-employee directors with the ability to use negative discretion in determining compensation levels.

  •
  The use of long-term equity incentive awards, which comprise a significant portion of total annual incentive compensation and are paid in the form of restricted stock that typically vests over a three to four-year period, and stock ownership requirements that align the long-term interests of our executive officers with those of our stockholders.

  •
  The ability of management to exercise discretion to reduce payouts, including in connection with extraordinary or unanticipated events.

  •
  Multiple internal controls and approval processes intended to prevent manipulation of performance.

Audit, Compensation and Corporate Governance Committees

        The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal. The functions of each committee are described in detail in its respective charter, which is available on the "Governance Documents" link in the dropdown menu of the "Corporate Governance" tab on the "Investor Relations" section of the Company's website at ir.waddell.com.

        For 2018, upon the recommendation of the Corporate Governance Committee, the Board appointed the following members to serve on these committees:

  •
  Audit Committee, comprised of Sharilyn S. Gasaway, Dennis E. Logue, Michael F. Morrissey and Jerry W. Walton. Mr. Morrissey served as Chairman of the Audit Committee in 2018.

  •
  Compensation Committee, comprised of Alan W. Kosloff, Michael F. Morrissey, James M. Raines and Jerry W. Walton. Mr. Walton served as Chairman of the Compensation Committee in 2018.

  •
  Corporate Governance Committee, comprised of Sharilyn S. Gasaway, Thomas C. Godlasky, Alan W. Kosloff, Dennis E. Logue, Michael F. Morrissey, James M. Raines and Jerry W. Walton. Mr. Kosloff served as Chairman of the Corporate Governance Committee until the date of the 2018 annual meeting of stockholders and Mr. Godlasky served as Chairman after that date. Upon her appointment to the Board on March 3, 2019, Ms. Kathie J. Andrade was appointed as a member of the Corporate Governance Committee.

        Audit Committee.    The Audit Committee (1) appoints, terminates, retains, compensates and oversees the work of the independent registered public accounting firm, (2) pre-approves all audit, review and attest services and permitted non-audit services provided by the independent registered public accounting firm, (3) oversees the performance of the Company's internal audit function, (4) evaluates the qualifications, performance and independence of the independent registered public accounting firm, (5) reviews external and internal audit reports and management's responses thereto, (6) oversees the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, (7) oversees the Company's compliance with legal and regulatory requirements, (8) reviews the Company's annual and quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in periodic reports filed with the SEC, (9) discusses with management earnings press releases, (10) meets with management, the internal auditors, the independent registered public accounting firm and the Board, (11) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company, (12) oversees the receipt, investigation, resolution and retention of all complaints submitted under the Company's Whistleblower Policy, (13) produces a report for inclusion in the Company's proxy statement, and (14) otherwise complies with its responsibilities and duties as stated in the Company's Audit Committee Charter.

        The Board has determined that all four members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the NYSE corporate governance listing standards and SEC requirements. The Board has also determined that Ms. Gasaway and Messrs. Logue, Morrissey and Walton are audit committee financial experts as defined by the SEC. The Board determined that these members acquired the attributes of an audit committee financial expert through their experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as the Company's financial statements; actively supervising one or more persons engaged in such activities; and their experience of overseeing or assessing the performance of companies and public accountants with respect to the preparation, auditing or evaluation of financial statements. In 2018, the Audit Committee met six times. For additional information concerning the Audit Committee, see "Audit Committee Report" below.

        Compensation Committee.    The Compensation Committee (1) determines and approves the compensation of the Company's executive officers, including the Chief Executive Officer, (2) reviews and approves the annual performance goals and objectives and rewards outstanding performance of the Company's executive officers, including the Chief Executive Officer, (3) establishes and certifies the achievement of performance goals, (4) oversees the Company's incentive compensation and other equity-based compensation plans, (5) reviews and approves compensation recommendations for the Company's non-employee directors, (6) assesses the adequacy and competitiveness of the Company's executive and director compensation programs, (7) reviews and discusses with management the "Compensation Discussion & Analysis" and recommends whether such analysis should be included in the Company's proxy statement filed with the SEC, (8) produces a report on executive compensation for inclusion in the Company's proxy statement, and (9) otherwise complies with its responsibilities and duties as stated in the Company's Compensation Committee Charter.

        Compensation Committee meetings are regularly attended by several of the Company's officers, including the Chief Executive Officer. Independent advisors and the Company's legal, accounting and human resources departments support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee has sole authority under its charter to retain, compensate and terminate independent advisors as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee met four times in 2018. For more detail on the Compensation Committee, including its role, see "Compensation Discussion & Analysis" and "Compensation Committee Report" below.

        None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all of the members of the Compensation Committee satisfy the independence requirements of the NYSE corporate governance listing standards and SEC requirements. Additionally, all of the members of the Compensation Committee qualify as "non-employee directors" for purposes of SEC requirements, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code ("IRC Section 162(m)").

        Corporate Governance Committee.    The Corporate Governance Committee (1) annually reviews the Company's Corporate Governance Guidelines, (2) assists the Board in identifying, screening and recruiting qualified individuals to become Board members, (3) proposes nominations for Board membership and committee membership, (4) assesses the composition of the Board and its committees, (5) oversees the performance of the Board and committees thereof, and (6) otherwise complies with its responsibilities and duties as stated in the Company's Corporate Governance Committee Charter.

        The Board has determined that all of the members of the Corporate Governance Committee satisfy the independence requirements of the NYSE corporate governance listing standards. The Corporate Governance Committee met three times in 2018.

        The agenda for meetings of each committee is determined by its Chairman with the assistance of the Chairman of the Board and the Company's Secretary. Pursuant to its respective charter, each committee may appoint subcommittees for any purpose that the committee deems appropriate and delegate to such subcommittees such power and authority as the committee deems appropriate; however, (1) no subcommittee shall consist of fewer than two members, and (2) the committee may not delegate to a subcommittee any power or authority required by any law, regulation or corporate governance listing standard to be exercised by the committee as a whole.

        In connection with the engagement of a third party search firm to identify director candidates to fill vacancies on the Board, the Corporate Governance Committee formed a subcommittee comprised of Messrs. Godlasky, Kosloff and Walton and Ms. Gasaway. Mr. Godlasky serves as Chairman of the subcommittee. The subcommittee's role is to work with the third party search firm to identify and screen individuals to serve on the Board. The subcommittee met three times in 2018 in addition to additional telephone calls between the Chairman of the subcommittee and the third party search firm.

Compensation of Directors

        The Compensation Committee reviews annual compensation for directors who are not officers or employees of the Company or its subsidiaries (the "Outside Directors"). The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board. All amounts are pro-rated if a director joins the Board after the commencement of the Company's fiscal year.

        In setting Outside Director compensation, the Compensation Committee considers the significant amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. The Compensation Committee also reviews competitive compensation data and analysis provided by Frederic W. Cook and Co., Inc. ("FWC"), the Compensation Committee's independent compensation consultant.

        In December 2018, the Compensation Committee retained FWC to provide competitive compensation data and analysis of our Outside Director compensation, including retainers, meeting fees and equity compensation awards, as compared to that paid to the non-employee directors of the Company's peer group. The Compensation Committee considered the current compensation structure for Outside Directors, market trends with respect to director compensation, including committee retainers vs. individual meeting fees, and peer data for companies with an independent Chairman. The companies included in the peer group are listed in "How We Determine Compensation – Peer Group Analysis" in the "Compensation Discussion & Analysis" below.

        In December 2017, the Compensation Committee approved changes to 2018 compensation for Outside Directors and the Board ratified the changes, including changes that were effective on the date of the 2018 annual meeting of stockholders when Mr. Herrmann retired from the Board, Mr. Godlasky assumed the duties of Chairman of the Board and Mr. Kosloff stepped down as Lead Independent Director. Cash retainers and restricted stock awards payable to Outside Directors are pro-rated based on the number of whole or partial months served during a calendar year.

Cash Compensation

        For 2018, Outside Directors received the following cash compensation:

  Cash Retainers – Board

  •
  $80,000 for each Board member (other than the Chairman)

  •
  $325,000 for the Chairman (prorated to the date of the 2018 Annual Meeting)

  •
  $150,000 for the Chairman (prorated from the date of the 2018 Annual Meeting)

  Cash Retainers – Committees

  •
  $20,000 for Audit Committee Chair

  •
  $10,000 for Audit Committee Member

  •
  $15,000 for Compensation Committee Chair

  •
  $7,500 for Compensation Committee Member

  •
  $12,000 for Corporate Governance Committee Chair

  •
  $6,000 for Corporate Governance Committee Member

        Although, Outside Directors generally are not paid for attending Board or committee meetings, the Chairman of the Board and the Chairman of the Compensation Committee may determine to pay meeting fees for one or more meetings to the extent the number of Board or committee meetings exceeds the typical number of meetings during the year. The Company also reimburses Outside Directors for travel and lodging expenses, if any, incurred to attend Board and committee meetings.

Equity Compensation

        For 2018, Outside Directors received the following equity compensation:

  Restricted Stock Awards

  •
  $125,000 for each Board member (other than the Chairman)

  •
  $165,000 for the Chairman (prorated from the date of the 2018 Annual Meeting)

  •
  $207,500 for the Lead Independent Director (prorated to the date of the 2018 Annual Meeting)

        Equity awards for Outside Directors are intended to increase their beneficial ownership in the Company to more closely align their interests with those of our stockholders. On the first business day in January, Outside Directors were granted shares restricted stock based on the closing market price on the grant date. Accordingly, Ms. Gasaway and Messrs. Logue, Morrissey, Raines and Walton were each granted 5,734 shares of restricted stock, Mr. Godlasky was granted 6,958 shares of restricted stock and Mr. Kosloff was granted 6,996 shares of restricted stock on January 2, 2018. The value of the restricted stock awards for Messrs. Godlasky and Kosloff were calculated based on the time period during 2018 that they served as Chairman and Lead Independent Director, respectively. Restricted shares granted to Outside Directors do not have a purchase price and are subject to accelerated vesting upon a change of control, death, disability or mandatory retirement. Restricted stock awards granted to Outside Directors in 2018 vested 100% on the first anniversary of the grant date. Dividends are paid on awards of restricted stock at the same rate that is paid to all stockholders generally.

Other Personal Benefits

        In addition to the compensation outlined above, Outside Directors also receive the following benefits:

  •
  Beginning January 1, 2018, Outside Directors were no longer eligible to participate in the Company's group health insurance plan, except for Mr. Herrmann, who was eligible to participate as a former employee. However, the cost of Mr. Herrmann's coverage was not subsidized by the Company.

  •
  On certain occasions, an Outside Director's spouse may accompany the Outside Director on Company aircraft when the director is attending Board or committee meetings; no incremental cost is incurred by the Company in these instances. The value of these benefits (calculated pursuant to Internal Revenue Service guidelines) is imputed as income to the Outside Director and included as taxable income on their Form 1099-MISC.

  •
  The Company maintains director and officer insurance coverage and provides Outside Directors with special indemnification rights in the form of an indemnification agreement that exceeds the general rights provided under our Certificate of Incorporation and Bylaws.

  •
  Outside Directors may receive occasional perquisites or personal benefits of reasonable value, such as commemorative items in connection with their Board service and recreational benefits or other services and amenities when attending off-site Board meetings.

2019 Compensation

        In December 2018, the Compensation Committee retained FWC to provide competitive compensation data and analysis of our Outside Director compensation, including retainers and equity compensation awards, as compared to that paid to the non-employee directors of the Company's peer group. The Compensation Committee considered the current compensation structure for Outside Directors, market trends with respect to director compensation and peer data for companies with an independent Chairman. Based on the time commitment of Mr. Godlasky, as Chairman of the Board, including leading the search process for new directors to fill vacancies created by the retirement of directors, the Compensation Committee approved changes to 2019 compensation for the Chairman of the Board, and the Board ratified the changes. For 2019, the cash retainer for the Chairman of the Board was increased to $225,000 and the Chairman would not be eligible to receive any additional cash compensation through committee retainers or meeting fees. Compensation for other Outside Directors in 2019 was unchanged from 2018.

        The following table reflects the compensation paid to our Outside Directors for 2018.

2018 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(g)	(h)
Sharilyn S. Gasaway	102,000	125,001	-	227,001
Thomas C. Godlasky	172,667	151,684	-	324,351
Chairman of the Board
Henry J. Herrmann (3)	108,333	-	17,758	126,091
Alan W. Kosloff,	111,500	152,513	-	264,013
Dennis E. Logue	102,000	125,001	-	227,001
Michael F. Morrissey	119,500	125,001	-	244,501
James M. Raines	99,500	125,001	-	224,501
Jerry W. Walton	117,000	125,001	-	242,001

(1)
Represents the grant date fair value computed in accordance with Accounting Standards Codification Topic 718, "Stock Compensation" ("ASC 718") disregarding any forfeiture assumptions. All awards are valued based on the closing market price of the Company's Class A common stock on the date of grant ($21.80 for 2018 awards granted on January 2, 2018). The number of shares of restricted stock granted was determined by dividing the dollar amount of the equity award by such closing market price and rounding up to the nearest whole share. As of December 31, 2018, each of Ms. Gasaway and Messrs. Logue, Morrissey, Raines and Walton held 14,214 shares of unvested restricted stock, Mr. Godlasky held 15,438 shares of unvested restricted stock and Mr. Kosloff held 21,072 shares of unvested restricted stock.

(2)
Represents (a) the estimated fair market value of furniture and equipment located at the office that Mr. Herrmann utilized as Chairman of the Board, which was transferred to Mr. Herrmann upon his retirement from the Board and (b) the pro-rata portion of the annual subscription fee for certain securities research that relates to the period after Mr. Herrmann's retirement from the Board, which Mr. Herrmann continued to utilize.

(3)
Mr. Herrmann retired from the Board on April 26, 2018.

Code of Business Conduct and Ethics

        The Board has adopted a Corporate Code of Business Conduct and Ethics that applies to all of the Company's directors, officers and employees. The purpose and role of this code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the "Governance Documents" page under the "Corporate Governance" tab on the "Investor Relations" section of its website at ir.waddell.com any amendments or waivers of any provision of this code made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. The guidelines address, among other items, director responsibilities, Board committees, non-employee director compensation and stock ownership guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company's Class A common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

        To the Company's knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2018, except that due to an administrative error, a Form 4 reporting the forfeiture of restricted shares of the Company's Class A common stock held by the spouse of Benjamin R. Clouse upon her termination of employment with the Company, was not timely filed.

Certain Relationships and Related Transactions

        The Corporate Governance Committee is charged with the responsibility of reviewing and pre-approving all "related-person transactions" (as defined in SEC regulations), and periodically reassessing any related-person transaction entered into by the Company to ensure its continued appropriateness. This responsibility is set forth in the Company's Corporate Code of Business Conduct and Ethics.

        Kurt A. Sundeen, the brother of John E. Sundeen, Jr., our Senior Vice President and Chief Administrative Officer – Investments, was an employee of the Company until December 2018. For the 2018 fiscal year, Kurt Sundeen received cash compensation of $225,000, Company matching contributions totaling $8,705 under the Company's 401(k) Plan, and participated in the Company's active employee flexible benefits plans, which are generally available to all Company employees. The Company awarded Mr. K. Sundeen 4,737shares of restricted stock and 4,737 cash-settled restricted stock units in January 2018 with an aggregate grant date fair value of $210,039 calculated in accordance with ASC 718. Additionally, Mr. K. Sundeen received 105 shares of Company Class A common stock on November 29, 2018 pursuant to the Company's anniversary stock program in recognition of his 25th anniversary with the Company.

        The Corporate Governance Committee has reviewed and ratified the employment of Mr. K. Sundeen in accordance with Company policy.

Compensation Committee Interlocks and Insider Participation

        During the 2018 fiscal year, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve as a director of the Company. No current or past executive officers of the Company serve on the Compensation Committee.

 PRINCIPAL STOCKHOLDERS OF THE COMPANY

        The following table reflects all persons known to be the beneficial owner of more than 5% of the Company's Class A common stock as of February 25, 2019. Unless otherwise indicated in the footnotes below, "beneficially owned" means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class
FMR LLC (1) 245 Summer Street Boston, MA 02210	3,999,682	5.25%
The Vanguard Group (2) 100 Vanguard Boulevard Malvern, PA 19355	8,076,680	10.61%
Blackrock, Inc. (3) 55 East 52nd Street New York, NY 10055	11,847,365	15.56%

(1)
These shares are beneficially owned, or may be deemed beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. The reporting stockholders report sole voting power and sole investment power with respect to 1,069,680 and 3,999,682 shares, respectively. Information relating to these stockholders is based on the stockholder's Schedule 13G filed with the SEC on February 13, 2019.

(2)
These shares are owned by various investment advisory clients for whom The Vanguard Group serves as investment advisor, or for whom direct investment advisor subsidiaries thereof serve as investment advisors. The reporting stockholder reports sole voting power with respect to 76,405 shares, shared voting power with respect to 9,167 shares, sole investment power with respect to 7,999,360 shares and shared investment power with respect to 77,320 shares. Information relating to this stockholder is based on the stockholder's Schedule 13G/A filed with the SEC on February 11, 2019.

(3)
These shares are owned by various investment advisory clients for whom Blackrock, Inc. serves as investment advisor. The reporting stockholder reports sole voting power with respect to 11,636,922 shares and sole investment power with respect to 11,847,365 shares. Information relating to this stockholder is based on the stockholder's Schedule 13G/A filed with the SEC on January 31, 2019.

COMPENSATION COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

        The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Waddell & Reed Financial, Inc. Compensation Committee

2018 Members

Jerry W. Walton, Chairman
Alan W. Kosloff
Michael F. Morrissey
James M. Raines

 COMPENSATION DISCUSSION & ANALYSIS

Introduction

        This Compensation Discussion & Analysis, among other things, provides an overview of our executive compensation program, sets forth the objectives and elements of our executive compensation program, and describes the executive compensation decisions with respect to our named executive officers for 2018, which includes our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer (who served as Chief Financial Officer until February 2018), our next three most highly compensated executive officers, and Wendy J. Hills, our former Executive Vice President, Chief Legal Officer, General Counsel and Secretary, whose employment ended on April 17, 2018. Unless the context requires otherwise, references to "executive officers" in this proxy statement means our designated executive officers, including our named executive officers, and references to "current named executive officers" means the named executive officers, excluding Ms. Hills.

Name	Position
Philip J. Sanders	Chief Executive Officer and Chief Investment Officer
Benjamin R. Clouse	Senior Vice President, Chief Financial Officer and Treasurer
Brent K. Bloss	Executive Vice President and Chief Operating Officer (Chief Financial Officer and Treasurer until February 23, 2018)
Shawn M. Mihal	Senior Vice President – Broker-Dealer and President, Waddell & Reed, Inc.
Amy J. Scupham	Senior Vice President – Distribution and President, Ivy Distributors, Inc.
Mark P. Buyle	Senior Vice President, Chief Legal Officer, General Counsel and Secretary
Wendy J. Hills	Former Executive Vice President, Chief Legal Officer, General Counsel and Secretary

Executive Summary

        The intellectual capital of our employees is collectively the most important asset of our firm. We invest in people – we hire qualified people, train them, motivate them to give their best thinking to the Company and our clients, and compensate them in a manner designed to motivate and retain them. As an asset manager, our financial results are primarily based upon the strength of our investment performance, the success of our marketing and distribution organization, and careful management of our expenses, all of which are directly dependent upon our people and the intellectual capital they bring to bear.

        We believe that the quality, expertise and commitment of our executive officers are critical to enhancing the long-term value of the Company. To this end, a core objective in designing our executive compensation program is to deliver competitive total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award), based on financial and operating performance and individual performance and contributions, that will attract, motivate and retain a high-performance executive team. The compensation awarded to our executive officers is substantially dependent on corporate financial and operating performance, as well as individual performance and contributions, which drives the creation of sustainable long-term stockholder value.

        The operating environment for active asset managers in 2018 remained challenging, as the flows toward passive strategies remained steady in a volatile market that concluded with the worst quarter for U.S. equities since 2011. Trade disputes, geopolitical tensions and uncertain global growth rates contributed to the market conditions. The industry continues to feel the impact of fee pressure, product rationalization on broker-dealer platforms and evolving customer preference.

        Given the challenging industry environment, our senior management team continued to execute on the following strategic initiatives to help reposition the Company: (1) strengthening our investment management resources, processes and results; (2) reinvigorating our product line and sales; (3) continuing the evolution of our broker-dealer to a self-sustaining, competitive and profitable entity; and (4) focusing investment on support of our business model, while improving operating efficiency. See "Analysis of 2018 Compensation" for a summary of the progress made during 2018 with respect to these strategic initiatives.

        Key financial measures and operational highlights from 2018 include the following:

  •
  Earnings per share of $2.28 compared to $1.69 in 2017.

  •
  Net income attributable to the Company of $183.6 million compared to $141.3 million in 2017.

  •
  Operating revenues of $1.2 billion compared to $1.2 billion in 2017.

  •
  Operating income of $222.0 million compared to $219.8 million in 2017.

  •
  An operating margin of 19.1% compared to 19.0% in 2017.

  •
  Cash and investments at year-end remained strong at $849.1 million compared to $908.3 million at 2017 year-end. Our liquidity position allowed us to return $217.1 million to stockholders in 2018 (compared to $189.8 million in 2017) through $81.2 million in regular annual dividends and $135.9 million in stock repurchases.

        The Compensation Committee (the "Committee") believes that our executive compensation program plays a significant role in our ability to drive financial and operating results and align the interests of our executive officers with the interests of our stockholders. Key aspects of our executive compensation program in 2018 included the following:

  •
  A significant portion of each current named executive officer's total direct compensation – approximately 77% on average for 2018 – was "at risk" compensation, delivered in the form of a short-term cash incentive award and a long-term equity incentive award.

  •
  A significant portion of each current named executive officer's total annual incentive compensation – approximately 67% on average for 2018 – was comprised of an equity incentive award, which drives long-term performance and aligns the interests of our current named executive officers with those of our stockholders.

  •
  Equity incentive awards were subject to a four-year vesting period to further emphasize long-term performance and commitment to the Company.

  •
  The Company's Executive Incentive Plan incorporated a financial performance measure that was quantifiable and measurable. For 2018, the Committee utilized one incentive pool, funded with 8% of the Company's adjusted operating income, from which cash and equity incentive compensation was awarded to the current named executive officers that participated in the Executive Incentive Plan.

  •
  Each current named executive officer is employed at-will and is expected to demonstrate strong personal performance in order to continue serving as a member of the executive team.

  •
  The Committee maintains stock ownership guidelines which, along with the design of equity incentive awards, promotes long-term executive stock ownership and aligns executive interests with those of our stockholders.

        Perquisites do not, and have not, represented a material portion of executive officer compensation. Additionally, the types of perquisites available to executive officers has been significantly reduced over time. See "Analysis of 2018 Compensation – Personal Benefits and Other Perquisites".

        Although the Company experienced challenging market conditions during 2018 and assets under management declined, the Company's operating revenues and operating income remained flat and the pace of outflows continued to decline. In addition, senior management team continued to make progress on the strategic initiatives described above, which are designed to reposition the Company in today's competitive environment. The components of total direct compensation for each current named executive officer varied based on factors affecting each respective officer, as well as the need to provide total direct compensation that remains competitive in the marketplace.

2018 Stockholder Vote on Named Executive Officer Compensation

        In April 2018, the compensation paid to our named executive officers in 2017 was approved by over 91% of the votes cast on the proposal. The Committee considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of stockholder support, and elected to continue the same principles in determining the types and amounts of compensation to be paid to our named executive officers in 2018. The Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives, including long-term career development and retention goals.

Compensation Program Objectives

        The Company's executive compensation program is intended to attract and retain highly qualified executive talent, provide rewards for the past year's performance, and provide incentives for future performance to drive the creation of stockholder value. More specifically, our executive compensation program objectives are to:

  •
  Attract, motivate and retain a high-performance executive team with the appropriate expertise and leadership to build and sustain long-term stockholder value;

  •
  Incentivize and reward short-term and long-term financial, strategic and individual performance that results in increased value for our stockholders; and

  •
  Align our executives' long-term interests with those of our stockholders.

        The investment management and financial services industries are extremely competitive and experienced professionals have significant career mobility. Our intellectual capital is our greatest asset. Our success, and that of our stockholders, depends on our ability to successfully engage a highly skilled and experienced executive team through a combination of career opportunities, a challenging work environment, and competitive compensation, particularly during the difficult financial and economic conditions experienced during recent years. Our executive officers have developed as a cohesive and complementary executive team and are considered an invaluable resource. Historically, we have sought to groom internal personnel for executive positions or recruited external candidates with a high degree of experience and knowledge of our industry, believing that executives with industry knowledge are more likely to excel. However, this limits the recruiting pool and makes retention a key focus of our compensation program.

        Considering these objectives and factors, the Committee has developed an executive compensation program that continues to be based on the following principles:

  •
  Compensation levels should be sufficiently competitive to attract, motivate and retain high caliber executives.

  •
  Appropriate levels of reward for performance should be tied to and vary with the Company's financial and operational performance, as well as individual performance.

    •
    A majority of total compensation should be "at risk" in the form of short-term and long-term incentive awards.

    •
    Long-term awards should constitute a significant portion of incentive awards to encourage executives to focus on the Company's long-term growth and prospects.

        Retirement benefits no longer comprise a significant element of executive compensation. Effective September 30, 2017, the Committee froze future benefit accruals under Company's Retirement Income Plan (the "Pension Plan"), which was a component of the Company's strategic initiatives to improve financial performance. Although each named executive officer has accrued a vested pension benefit, they stopped earning additional benefits based on service or compensation after September 30, 2017. The Company maintains the 401(k) Plan and matches employee contributions up to 4% of eligible compensation and has the discretion to make additional contributions to eligible participants, subject to applicable non-discrimination requirements.

Elements of Our Compensation Program

        Each element of compensation paid to the Company's executive officers is designed to support one or more of the objectives described above. Total compensation for the executive officers consists of one or more of the following components:

  •
  Base salary;

  •
  Annual performance-based incentive awards, including a short-term cash award and long-term equity award;

  •
  Retirement benefits; and

  •
  Personal benefits and other perquisites.

How We Determine Compensation

        Each year, the Committee makes compensation decisions using an approach that considers total direct compensation (i.e., base salary, annual cash incentive awards and annual equity incentive awards). Base salary is generally the smallest component of total direct compensation, which results in a significant portion of our executive officers' compensation being paid in "at risk" incentive compensation. At the beginning of each year, the Committee designates certain of our executive officers to participate in our Executive Incentive Plan. For 2018, the named executive officers that participated in the Executive Incentive Plan were Messrs. Sanders, Clouse and Bloss and Ms. Hill. However, Ms. Hills did not receive incentive compensation in 2018, as her employment ended in April 2018. Messrs. Mihal and Buyle and Ms. Scupham did not participate in the Executive Incentive Plan in 2018. Instead, they were each eligible to receive a discretionary cash incentive and equity incentive award, which were determined by the Committee in a manner similar to that utilized by the Committee for the Executive Incentive Plan by factoring in Company financial and operating performance, internal pay equity and individual performance.

        For 2018, the Committee utilized one incentive pool under the Executive Incentive Plan, funded with 8% of adjusted operating income for cash and restricted stock awards to be determined at the discretion of the Committee. Utilizing one pool for cash and equity incentive compensation is consistent with the Company's peer group and provides the Committee the flexibility to award cash and equity incentive compensation in the proportions that it determines is most appropriate for each executive officer.

        The maximum incentive award each executive officer who participated in the Executive Incentive Plan is eligible to receive is calculated as the individual percentage of the incentive pool allocated to the executive officer by the Committee. Upon calculating the maximum incentive award each executive officer is eligible to receive pursuant to the Executive Incentive Plan, the Committee may exercise its negative discretion, as it did in 2018, to pay actual incentive amounts that are less than the maximum amount. In determining total direct compensation, the Committee reviews and considers one or more of the following:

  •
  The Company's financial and operational performance for the year;

  •
  Market survey information for comparable public and private asset managers;

  •
  Recommendations of the Company's Chief Executive Officer, based on individual performance and contributions and internal pay equity;

  •
  The previous year's compensation levels for each executive officer; and

  •
  Overall effectiveness of the executive compensation program.

        The Committee may also consider, as applicable, levels of sustained past performance, performance potential, retention risk and the value of the particular compensation element needed to keep an executive's level of total direct compensation competitive and consistent with our executive compensation program's objectives. Although there is no formal policy regarding the relationship of compensation among the executive officers, the Committee also considers the appropriateness of each executive officer's compensation relative to the other executive officers to reflect differences in the scope of authority and responsibilities among executive officers. The actual cash and equity incentive award paid to each executive officer is determined in the Committee's subjective judgment and discretion, based upon the above factors, and its assessment of such compensation's fairness and adequacy in achieving the objectives of our executive compensation program. This approach enables the Committee to be responsive to the dynamics of the labor market, including the need to retain and motivate a particular executive, and provides the Committee with flexibility to compensate our executive officers in a way that reflects the influence and contributions of each executive individually to overall corporate performance and reinforces our pay-for-performance culture. See "Base Salary" and "Annual Performance-Based Incentive Awards" below for further information on base salaries and the methodology under which annual incentive awards are calculated.

        In 2018, senior management engaged a compensation consultant (the "Non-executive Compensation Consultant") to review 2019 incentive plan design for eligible non-executive officers and employees that do not participate in a business unit specific incentive plan. Although executive officer positions were not the focus of its engagement, the Non-executive Compensation Consultant included, for informational purposes, executive officer compensation data consistent with the proposed incentive compensation structure for non-executive officer positions. The Committee asked FWC to review the executive officer compensation information included in the Non-executive Compensation Consultant's recommendations to determine if any changes should be made to the plan design for 2019 executive officer incentive compensation in order to align incentive plan design throughout the Company. See "Compensation Consultant" below regarding FWC's review and assessment of the design of 2019 incentive compensation for executive officers.

        The Company's goals for this project included providing market competitive incentive opportunities to eligible non-executive officers and employees with a slight emphasis on long-term incentive compensation for the target pay mix. The Non-executive Compensation Consultant gathered compensation data from 10 public company asset management companies, five of which are also included in the peer group used by the Committee in connection with executive officer compensation decisions. The selection of these companies was based upon market capitalization, with all 10 companies having market capitalization between $700 million and $3 billion. The Non-executive Compensation Consultant also used McLagan and other compensation survey information, as appropriate, for the project.

        Senior management determined to move forward with the Non-executive Compensation Consultant's recommendations, as described below, for the 2019 incentive plan design for eligible non-executive officers and employees that do not participate in a business unit specific incentive plan and the new program was communicated to eligible participants in the first quarter of 2019.

  •
  Shifting a portion of equity incentive compensation to cash incentive compensation, while maintaining a slight emphasis on long-term incentives, to better align the Company's pay mix with the market;

  •
  Implementing target long-term and short-term incentive opportunities as a percentage of base salary for the different levels throughout the organization (e.g., SVP, VP, director and manager); and

  •
  Moving to a more structured discretionary approach to better align incentive awards with performance. With this approach, funding for incentive compensation would take into account certain pre-established business unit metrics, including adjusted operating income and net consolidated AUM flows, as well as progress on strategic objectives

Compensation Consultant

        The Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For 2018, the Committee engaged FWC to (1) review and assess competitive compensation information regarding total direct compensation and individual pay components for the Company's named executive officers compared to the Company's peer group, (2) review and assess competitive compensation information for the Company's Outside Directors and (3) review and assess proposed changes to the design of 2019 incentive compensation for executive officers and the peer group used to assess 2019 executive officer compensation. FWC did not provide any other additional services to the Company or management, meet with any members of management individually, or receive any payments from the Company, other than in its capacity as a consultant to the Committee in 2018. FWC has served as the Committee's compensation consultant since 2004. At the Committee's request, FWC provided the Committee with information regarding its independence pursuant to SEC and NYSE disclosure requirements regarding the independence of compensation consultants. This information, which addressed each of the six independence factors, affirmed the independence of FWC and the partners, consultants and employees who service the Committee on executive compensation issues.

        As described above, the Committee asked FWC to review the materials prepared by the Non-executive Compensation Consultant in connection with their engagement regarding 2019 incentive plan design for eligible non-executive officers and employees that do not participate in a business unit specific incentive plan, with particular emphasis on the executive officer compensation data, to determine if FWC believed any changes should be made to the design of 2019 executive officer incentive compensation. The Committee also asked FWC to determine if the peer group used by the Non-executive Compensation Consultant would be an appropriate peer group for the Committee to use in connection with 2019 executive officer compensation decisions. See "Peer Group Analysis" below.

        Based on its review and analysis, FWC determined that it would be appropriate to apply the Non-executive Compensation Consultant's recommendations for 2019 incentive plan design to the Company's executive officers, as the recommendations reflect a blend of market practices that are tailored to the Company and would align the executive officers' incentive compensation with eligible non-executive officers and employees that do not participate in a business unit specific incentive plan. In February 2019, the Committee approved the continued funding of executive officer equity and cash incentive compensation from an incentive pool based on a percentage of the Company's adjusted operating income, while also taking into consideration the incentive plan design elements the Non-executive Compensation Consultant recommended for non-executive officers as described above.

Peer Group Analysis

        In making executive compensation decisions, the Committee evaluates its executive compensation program against a broad group of companies in the investment management and financial services industries representative of companies against which the Company competes for executive talent. The Committee, with the assistance of FWC, determined that no changes were necessary to the Company's compensation peer group in connection with decisions related to 2018 executive compensation. With the assistance of FWC, the Committee compared the Company's executive compensation program in 2018 against this peer group, which consists of:

• Affiliated Managers Group, Inc.	• Franklin Resources, Inc.
• AllianceBernstein Holding L.P.	• GAMCO Investors, Inc.
• Artisan Partners Asset Management Inc.	• Janus Henderson Group Plc
• Eaton Vance Corp.	• Legg Mason, Inc.
• Federated Investors, Inc.	• T. Rowe Price Group, Inc.

        The Committee believes that the Company competes for market share, shelf space, mutual fund shareholders and institutional clients, executive talent and employees with each of these 10 publicly traded asset managers. Additionally, this peer group comprises 10 of the 41 companies in the SNL Asset Manager Index, a composite of publicly traded asset management companies used by SNL Financial for comparison purposes in preparing the Company's stock performance graph. The peer group does not include the 30 additional companies comprising the SNL Asset Manager Index due to their size, business orientation and/or status as a foreign corporation.

        The Committee reviews compensation information of the peer group compared to that of the Company based on both the 1st through 5th most highly paid officer positions, and information comparing titled officer positions, if available. In evaluating competitive compensation information of the peer group, the Committee does not target our executives' compensation to be paid at a specific percentile or limit its overall evaluation of competitive compensation to a particular percentile, but does take into consideration, on a non-formulaic basis, various differences between the Company and the comparison companies, including measures such as market capitalization, number of employees, assets under management, revenues, income and profitability (income per $1 billion of assets under management).

        The Committee also reviews competitive compensation information obtained from the McLagan Survey, which provides detailed analyses of compensation for a greater depth of investment management employees than is available for our public peers and is specifically focused on the asset management industry. Confidentiality obligations to McLagan Partners and to its survey participants prevent us from disclosing the firms included in the McLagan Survey. In addition, the McLagan Survey maintains the confidentiality of individual company pay practices from other participants. The Committee reviewed the results of the McLagan Survey to account for differences in the scale and scope of operations of participant companies, to evaluate the overall competitive position of the Company, as well as its position by business unit and by officer title, and to make comparisons on an officer by officer basis, where sufficient market data was available and an appropriate match of position and responsibilities could be made.

        The Committee considers the compensation information derived from the peer group and the McLagan Survey equally relevant and important, with neither source of information being a determining factor in setting executive compensation levels.

        As described above, the Committee asked FWC to determine if the peer group used by the Non-executive Compensation Consultant would be an appropriate peer group for the Committee to use in connection with 2019 executive officer compensation decisions. Based on its review and analysis, FWC determined that the peer group used by the Non-executive Compensation Consultant would be an appropriate peer group for the Committee to use, as it reflects a set of peers that are more closely aligned with the Company in terms of market capitalization with overlap in the existing peer group used by the Committee. In February 2019, the Committee approved the following peer group to be used for 2019 executive officer compensation decisions:

• AllianceBernstein Holding L.P.	• GAMCO Investors, Inc.
• Artisan Partners Asset Management Inc.	• Legg Mason, Inc.
• BrightSphere Investment Group plc	• Victory Capital Holdings, Inc.
• Cohen & Steers, Inc.	• Virtus Investment Partners, Inc.
• Federated Investors, Inc.	• WisdomTree Investments, Inc.

Management's Role in the Compensation Setting Process and Other Considerations

        Our Chief Executive Officer regularly attends Committee meetings and advises the Committee regarding, among other things, the design and effectiveness of the Company's performance measures, the general competitiveness of our compensation program, information on the Company's business strategies and objectives, financial results and other measures of corporate performance, and historical context regarding the link between the Company's strategic goals and various elements of compensation. The Committee also requests that the Chief Executive Officer evaluate the performance of the executive officers and to make recommendations to the Committee regarding their base salary levels and the form and amount of their annual cash incentive award and equity incentive award. In 2018, Mr. Sanders evaluated the performance of the other executive officers; Mr. Sanders did not make a recommendation with respect to his own base salary or his performance-based incentive awards.

        Mr. Sanders' recommendations are based on his subjective evaluations regarding the individual performance and contributions of each of the other executive officers in furthering the Company's success, building stockholder value and executing individual responsibilities, which may include:

  •
  Individual performance and contributions to financial and operational measures;

  •
  Operational management, such as project milestones and process improvements;

  •
  Internal working and reporting relationships that promote collaboration and teamwork;

  •
  Leadership, including the ability to develop and motivate employees and personal development; and

  •
  Individual expertise, skills and knowledge relevant to each executive's position and responsibilities, the potential to assume increased responsibilities, and long-term value to the Company.

        In making his recommendations for the mix of equity and cash incentive compensation for the other executive officers in 2018, Mr. Sanders considered the Non-executive Compensation Consultant's recommendations for pay mix based on market data.

        With respect to Mr. Sanders' position and responsibilities, the Committee considers his company-wide oversight and management, execution and success of the Company's business and strategic initiatives, the Company's financial and operating results, the creation of stockholder value, leadership of the investment management process, his years of industry experience, the size and complexity of the Company's business, and effective leadership of the Company's management team.

        The Committee does not assign individual weight or particular emphasis to any of the above factors; the emphasis placed on any specific factor or individual contribution may vary by executive officer.

        Our Chief Financial Officer regularly attends Committee meetings and advises the Committee as necessary regarding the Company's financial results or accounting rules that are relevant to incentive compensation or other matters that come before the Committee, and provides the Committee with historical and prospective compensation information relevant to their determinations. Additionally, our Chief Legal Officer, General Counsel and Secretary regularly attends Committee meetings and provides advice regarding legal and corporate governance matters, details regarding our stock award and incentive compensation plans, and other requested information related to Committee discussions.

Analysis of 2018 Compensation

        The Committee's focus is to set competitive pay levels on an annual basis, and to ensure a significant portion of compensation is performance-based. Consistent with the philosophy that a majority of total direct compensation should be "at risk," the current named executive officers received, on average, approximately 23% of their total direct compensation for 2018 in base salary and approximately 77% in variable incentive compensation (based on the grant date fair value of equity incentive awards with respect to 2018 performance). The analysis above excludes Ms. Hills, as she did not receive incentive compensation for 2018, as her employment ended on April 17, 2018.

2018 Operating Environment

        The operating environment for active asset managers in 2018 remained challenging, as the flows toward passive strategies remained steady in a volatile market that concluded with the worst quarter for U.S. equities since 2011. Trade disputes, geopolitical tensions and uncertain global growth rates contributed to the market conditions. The industry continues to feel the impact of fee pressure, product rationalization on broker-dealer platforms and evolving customer preference.

        Given the challenging industry environment, our senior management team continued to execute on the following strategic initiatives to help reposition the Company: (1) strengthening our investment management resources, processes and results; (2) reinvigorating our product line and sales; (3) continuing the evolution of our broker-dealer to a self-sustaining, competitive and profitable entity; and (4) focusing investment on support of our business model, while improving operating efficiency. Following is a summary of the progress we made on these strategic initiatives during 2018:

  •
  Completed targeted pricing adjustments on selected funds and completed the merger of the remaining Waddell & Reed Advisors Funds into the Ivy Funds family, resulting in operational efficiency and added fund-level scale.

  •
  Continued to add analyst resources, realign certain portfolio management teams and implement technology that facilitates information sharing and collaboration across teams.

  •
  Continued to enhance data capabilities to inform targeted sales strategies across all sales channels.

  •
  Continued to expand advisory product lineup, including the addition of a third-party program that offers both ETFs and mutual funds with multiple portfolio options

  •
  Reduced the broker-dealer real estate footprint to align more closely with an industry-standard independent model, while enhancing the payout grid for affiliated advisors to be among the industry's best-in-class.

  •
  Realigned the broker-dealer field services model to deliver more robust practice development resources, while expanding recruiting and creating an elite service group for top advisors.

  •
  Reduced the pace of advisor attrition, while increasing overall advisor productivity.

  •
  Achieved our goal of adding $30 million, on a 2019 run-rate basis, to pre-tax income through targeted cost reductions, while making targeted investments in growth areas.

  •
  Instituted enhanced efficiency and accountability through an enterprise project management organization, with a focus on the deliberate allocation of our resources.

  •
  Advanced our culture by focusing on our core values and further investing in our people through talent management, employee experiences, diversity and inclusion and total rewards.

        We continue to work hard to ensure our firm's ability to compete, succeed and – most important – serve investors well across the many different market cycles and business challenges that companies in our business inevitably face.

Base Salary

        We provide our executive officers with a base level of monthly income for the expertise, skills, knowledge and experience they offer to our management team. Base salaries are reviewed annually by the Committee.

        The Committee reviewed the base salary of Messrs. Sanders, Clouse and Bloss for 2018 and, based on Mr. Sanders' recommendations in December 2017, Messrs. Clouse and Bloss received a base salary increase for 2018 in recognition of their promotions to Chief Operating Officer and Chief Financial Officer, respectively. Mr. Sanders did not receive a base salary adjustment for 2018. The Committee did not review the base salary of Messrs. Mihal or Buyle or Ms. Scupham for 2018, as each of their respective base salaries for 2018 was determined prior to their designation as an executive officer. However, their respective base salaries for 2018 were established based on market data, their responsibilities and experience, and internal pay equity among other members of senior management.

        For a further description of the base salaries paid to the named executive officers in 2018, please refer to the Summary Compensation Table below.

Annual Performance-Based Incentive Awards

        Certain executive officers are eligible to receive annual performance-based incentive awards pursuant to the Executive Incentive Plan. These incentive awards, granted in cash and restricted stock from an incentive pool, provide an incentive for annual performance in building stockholder value, align our executives' interests with that of our stockholders, and encourage retention and a long-term commitment to the Company, all of which are reinforced by the vesting provisions of our equity incentive awards. The size of the incentive pool is determined upon the achievement of a pre-established performance goal that is set by the Committee in the first quarter of each year.

        The Committee has discretion to designate the executive officers of the Company that are eligible to receive such incentive awards, as well as to set the percentage of the incentive pool each participant is entitled to earn upon achievement of the performance goal, as discussed below. For 2018, Messrs. Sanders, Clouse and Bloss and Ms. Hills were the named executive officers that participated in the Executive Incentive Plan. Notwithstanding the foregoing, the Committee may, in its discretion, award compensation that is not contingent upon the achievement of performance goals or reduce or eliminate entirely the amount of incentive awards payable to any participant upon attainment of the performance goals, but any such reduction may not increase the awards of another participant. Ms. Hills did not receive any incentive compensation in 2018, as her employment ended in April 2018.

        Executive officers that do not participate in the Executive Incentive Plan are eligible to receive an annual cash incentive award pursuant to the Company's management bonus program and an award of restricted stock pursuant to the Company's Stock Incentive Plan. Although the cash incentive and restricted stock award opportunity are not determined by the satisfaction of pre-established performance goals, the Committee determines awards for executive officers under the management bonus program and the Stock Incentive Plan taking into account Company financial and operating performance, individual performance and internal pay equity. In 2018, Messrs. Mihal and Buyle and Ms. Scupham received cash and equity incentive awards under the management bonus program and the Stock Incentive Plan.

        Determination of Incentive Compensation Pool.    Since 2003, performance-based incentive awards have been based on incentive pool formulas established pursuant to the Executive Incentive Plan. As described in "How We Determine Compensation" above, for 2018, the Committee elected to utilize a single incentive pool funded with a percentage of adjusted operating income from which cash and restricted stock would be awarded at the discretion of the Committee. In February 2018, the Committee approved the incentive pool and participants in the Executive Incentive Plan for the 2018 performance period.

        For 2018, the size of the incentive pool available for cash and restricted stock incentive awards was based upon 8% of the Company's 2018 "adjusted operating income," defined as net income (1) increased by interest expense; federal, state and local income taxes; executive cash incentive awards; extraordinary or non-recurring losses ($1.2 million comprised of intangible impairment charges); and losses from publicly-disclosed acquisitions in 2018 (of which there were none) and (2) decreased by extraordinary or non-recurring gains ($17.8 million related to the revaluation of the Pension Plan liability) and gains from publicly-disclosed acquisitions (of which there were none), for a total of $18,524,720.

        Operating income is used by the Company and investors as a measure of the Company's underlying profitability and fluctuates with the Company's performance, which in turn creates an incentive pool that moves with the Company's performance. It is adjusted in order to provide a measure of performance that reflects the influence and contributions of each participating executive on a relatively equal basis and excludes items that, for example, may be disproportionately influenced by the business decisions of one executive more than others, or that are not indicative of our business and economic trends. This results in a measure of our executive officers' management of the Company's operating business as a whole. In setting the discretionary 8% threshold, the Committee considered industry practice, recommendations of FWC regarding the performance measure, the number of executive officers participating in the Executive Incentive Plan, projected operating results, the need to have the ability to reward extraordinary performance, when and if achieved, and incentive awards granted in prior years.

        Percentage Allocations.    The maximum percentage of the incentive pool that each participating executive is eligible to receive is based on the Committee's subjective judgment and primarily determined relative to each individual's scope of authority and complexity of responsibilities. The Committee also takes into consideration internal equity within the incentive compensation structures and the overall compensation structure of individual positions.

        For 2018, the Committee designated Messrs. Sanders, Clouse and Bloss and Ms. Hills eligible to earn 30%, 17%, 24% and 17%, respectively, of the incentive pool, consistent with the philosophy that individuals with greater roles and the ability to directly impact the Company's performance goals and long-term results should bear a greater proportion of the risk if our performance measures are not achieved. These percentage allocations were established in the first quarter of 2018.

        Use of Negative Discretion.    Pursuant to the Executive Incentive Plan, the Committee may exercise its discretion to pay actual incentive amounts that are less than the maximum amounts that the executive officers are eligible to receive upon the achievement of the objective pre-established performance goal determined by the Committee. The incentive compensation award that each executive officer is eligible to receive, calculated as the percentage of the incentive pool assigned to each executive officer, is not an expectation of actual incentive compensation amounts that will be paid to the executive officers, but a cap on the range of compensation ($0 to the maximum amount) that an individual may be paid in 2018. The maximum incentive award amount may be awarded under extraordinary circumstances or for extraordinary performance, although the Committee more often determines incentive awards that are less than the maximum amount the executive officer is eligible to earn. This provides the Committee with the flexibility to compensate executives for truly exceptional performance without paying more than is necessary to incentivize and retain our executive officers. The Committee believes that this incentive compensation structure is in the best interests of stockholders because it enables the most prudent use of Company assets by maximizing the deductibility of performance-based compensation while empowering the Committee to pay only those amounts it determines are necessary to appropriately compensate executives. Although the deductibility of executive compensation is more limited beginning in 2018 due to amendments to IRC Section 162(m), the Committee did not make any changes to the Company's executive officer incentive compensation structure in 2018.

        2018 Cash and Equity Incentive Awards.    In determining 2018 cash and equity incentive awards, the Committee considered the Company's financial and operating performance in light of the challenging industry environment during 2018, the execution of the strategic initiatives described above, and Mr. Sanders' recommendations based on his assessment of the other named executive officers' individual performance and contributions.

        Based on a review of market data and the recommendation of Mr. Sanders, the Committee adjusted the mix of incentive compensation paid to executive officers by shifting a portion of the executive officers' incentive awards from equity awards to cash. After this adjustment, on average, the Company still paid a higher percentage of incentive compensation in the form of equity awards than its peer companies.

        The Committee determined the level of incentive compensation to award to Mr. Sanders based on his service as Chief Executive Officer and Chief Investment Officer. The Committee increased Mr. Sanders' cash incentive award from $600,000 in 2017 to $750,000 in 2018 and reduced his equity incentive award by $150,000, as described below. Approximately 80% of Mr. Sanders' incentive compensation and approximately 67% of Mr. Sanders' total direct compensation was paid the form of restricted stock to tie a significant portion of his compensation to the long-term performance of the Company and align his interest with our stockholders.

        The Committee accepted Mr. Sanders' recommendations with respect to 2018 cash incentive awards for the other current named executive officers, and awarded Messrs. Clouse, Bloss, Mihal and Buyle and Ms. Scupham awards of $375,000, $600,000, $375,000, $300,000 and $350,000, respectively. These cash incentive awards represented between 29-40% of each named executive officers' (other than Mr. Sanders) total incentive compensation for 2018. The Committee believed that these cash incentive award amounts were appropriate based on Company financial and operating performance and individual performance and contributions as described below. Ms. Hills did not receive cash incentive award for 2018, as her employment ended in April 2018.

        The Committee awarded Mr. Sanders $2,975,000 in shares of restricted stock and accepted Mr. Sanders' recommendations with respect to equity incentive awards for the other named executive officers, awarding Messrs. Clouse, Bloss, Mihal and Buyle and Ms. Scupham $700,000, $1,500,000, $650,000, $450,000 and $650,000 in shares of restricted stock, respectively, for 2018 performance. These equity incentive awards represented between 60-71% of total 2018 incentive compensation for each named executive officer (other than Mr. Sanders). The number of shares of restricted stock granted to each current named executive officer was determined by dividing the dollar value of the award by the closing market price of the Company's Class A common stock on the last business day immediately preceding the grant date and rounding the shares up to the nearest whole share. The Committee believes that equity incentive awards must be sufficient in size to provide a strong, long-term performance and retention incentive for executives, and to increase their vested interest in the Company. Ms. Hills did not receive a grant of restricted stock in 2018, as her employment ended in April 2018.

        Equity incentive awards for 2018 were granted on December 31, 2018 and vest in 25% increments annually, beginning on the first anniversary of the grant date. For a further description of the restricted stock granted to the current named executive officers for 2018 performance, please refer to the Grants of Plan-Based Awards Table below. The Committee believed that these equity incentive awards were appropriate due to Company financial and operating performance and individual performance and contributions, as well as to further align the interests of the current named executive officers with the Company's stockholders.

        Total incentive compensation for Messrs. Sanders and Bloss remained flat compared to 2017 in recognition of the Company's progress related to its strategic initiatives in light of the challenging industry environment. The value of incentive compensation for Messrs. Clouse, Mihal and Buyle and Ms. Scupham increased compared to 2017 based on their increased operational responsibilities and internal pay equity among the named executive officers.

        The 2018 annual incentive compensation awards described above reflect the Committee's determination to (1) award incentive compensation based on execution of the strategic initiatives described above in light of the Company's 2018 financial and operational performance in a challenging industry environment, balanced with the need to provide total direct compensation that remains competitive in the marketplace and (2) reflect, as appropriate, differences in the named executive officers' scope of authority and responsibilities, the assumption of additional responsibilities, and an appropriate balance of total direct compensation between cash and equity.

        Mr. Sanders discussed with the Committee the following individual performance considerations that impacted his award recommendations for 2018:

  •
  Mr. Clouse:  Mr. Clouse directs the finance organization and oversees all financial matters for the Company, including financial performance, treasury management, strategic planning, budgeting and investor relations. He was instrumental in developing and leading the enterprise project management organization, which is responsible for driving targeted allocation and efficient utilization of corporate resources to accomplish the Company's strategic initiatives. Along with Mr. Bloss, Mr. Clouse was also instrumental in achieving the Company's goal of adding $30 million, on a 2019 run-rate basis, to pre-tax income. In addition, he administered the Company's capital management initiatives during the year, including the return of $217 million to stockholders through a combination of stock repurchases and regular dividends, resulting in a payout ratio of 119% for the fiscal year.

  •
  Mr. Bloss:  Mr. Bloss directed the finance organization until Mr. Clouse's appointment as Chief Financial Officer in February 2018. He has oversight responsibilities for all operations of the Company and is directly responsible for the Broker-Dealer business, Transfer Agency, Human Resources, Procurement, Facilities, Marketing, Information Technology and Investment Management Operations. Mr. Bloss has been influential in the continued development of the Company's information technology group, including the hiring of a new Chief Technology Officer in 2018. Along with Mr. Mihal, he has been instrumental in the evolution of our broker-dealer, Waddell & Reed, Inc. ("WRI"), to a self-sustaining, fully competitive and profitable entity and, along with Mr. Clouse, was instrumental in achieving the goal of adding $30 million, on a 2019 run-rate basis, to pre-tax income. He has also been influential in the development of a strategic Human Resources function that has advanced the Company's culture through a focus on core values. This effort has resulted in additional investment in our people through areas such as talent management, employee experiences, diversity and inclusion and total rewards.

  •
  Mr. Mihal:  Mr. Mihal leads the Company's Broker-Dealer business, WRI. Along with Mr. Bloss, he has been instrumental in the evolution of WRI to a self-sustaining, fully competitive and profitable entity. Mr. Mihal has been key in the realignment of field structure and resources, as well as the reduction of the field office real estate footprint. He has also led initiatives to improve the experience of the independent financial advisors associated with WRI, including improving technology that the advisors use to service clients and developing new advisory programs. For example, Mr. Mihal has advanced WRI's technology initiatives through a new Business Administration Program, which is designed to more seamlessly connect WRI's core data and systems to provide advisors with streamlined access to the tools they use to support clients as well as access to data to proactively help advisors run and manage their independent business practices. He was also instrumental in the development and roll out of the revised advisor compensation model.

  •
  Ms. Scupham:  Ms. Scupham leads the Company's wholesale and institutional distribution efforts, sales and product development, as well as managing strategic relationships. She has been instrumental in re-shaping the Company's sales infrastructure and use of data analytics to allow for a more focused and targeted approach to distribution. In addition, she has focused on improved sales talent with a new Intermediary Sales Leader and was instrumental in revamping the distribution team's incentive compensation plans. Ms. Scupham has also been working to improve the competitive profile of the Ivy Investments product set, working closely with Mr. Sanders on fund consolidation and product pricing initiatives.

  •
  Mr. Buyle:  Buyle directs the Company's legal, compliance and internal audit functions, coordinates the work performed by inside and outside counsel and represents the Company, as Chief Legal Officer and General Counsel, with external agencies and regulators. He is responsible for the proactive identification and management of legal, compliance and business risks, management of the Company's regulatory and legal matters and related expenses, and the provision of sound legal advice to the Company's Board of Directors and its committees, Company management, and the boards of trustees of the Company's affiliated mutual fund companies. Upon assuming his role in 2018, Mr. Buyle demonstrated strong leadership and advocacy at all levels of the Company, particularly within the legal and compliance divisions, in effectively managing the Company's regulatory and legal matters, including legal expenses. Additionally, he has contributed to our process of implementing changes to our business processes in connection with the execution of the Company's strategic initiatives.

        The Committee believes that the levels of cash and equity incentive compensation awarded to the named executive officers in 2018 appropriately reflect corporate performance and individual contributions and maintain a high level of incentive for retention and future performance, which is consistent with the Company's executive compensation objectives. This determination involves the exercise of discretion and subjective judgment by the Committee taking into account the above referenced information. For a further description of the incentive awards paid to each of the named executive officers in 2018, please refer to the Summary Compensation Table below.

Retirement Benefits

        We provide retirement benefits to all of our employees, including the named executive officers, through the Pension Plan and the 401(k) Plan. Historically, these plans were designed in combination to provide an appropriate level of replacement income upon retirement. Future benefit accruals under the Pension Plan were frozen, effective September 30, 2017, in connection with the Company's strategic initiative to add $30 million, on a run-rate basis, to pre-tax income by 2019. For a description of material provisions of the Pension Plan, please refer to "Pension Benefits" below.

        In 2018, the Company made matching contributions to the account of all eligible participants in the 401(k) Plan, including the named executive officers.

Personal Benefits and Other Perquisites

        The Company's employees are eligible to participate in the Company's active employee flexible benefits plans, which include medical, vision, life insurance and long-term disability coverage and are generally available to all Company employees. Additionally, all of the Company's employees are entitled to vacation, sick leave and other paid holidays, and may be eligible for severance payments under a severance pay plan further described below. The Committee believes that the Company's commitment to provide the employee benefits summarized above recognizes that the health and well-being of the Company's employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.

        The Company provides all full-time employees with (1) life insurance coverage equal to two times the sum of the employee's current base salary plus the prior year's bonus/commissions, up to a maximum of $2 million in coverage, and (2) long-term disability coverage equal to 60% of the employee's current base salary plus the prior year's bonus/commissions, up to a maximum annual benefit of $90,000 ($240,000 for designated senior executives based on job grade).

        In addition to the personal benefits discussed above, the named executive officers were eligible to receive the following perquisites:

  Company Aircraft

        Pursuant to the Company's Aircraft Policy, the executive officers and other management employees are provided use of Company aircraft for business purposes. Additionally, pursuant to an executive security program established by the Committee and approved by the Board, the Company encourages its Chief Executive Officer to use Company aircraft for personal as well as business travel, when practicable. The other named executive officers are provided use of Company aircraft for personal travel in limited circumstances.

        From time to time, executives may be accompanied by family members invited to attend business functions, which is deemed "personal use" of the Company aircraft by the Internal Revenue Service for tax purposes. Although the Company does not incur any incremental costs for such "personal use," the taxable value of such use, calculated pursuant to Internal Revenue Service guidelines, is imputed as income to the named executive officers. We do not provide tax gross-up reimbursement for this imputed income. The methodology used to determine the Company's incremental cost for personal aircraft usage is described below.

        The value of personal aircraft usage is based on the Company's direct operating costs. This methodology calculates our aggregate incremental cost based on the average weighted variable cost per hour of flight for fuel/oil expenses, mileage, trip related maintenance, crew travel expenses, landing fees and other miscellaneous variable costs. Since the Company's aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as pilot salaries, the cost of the aircraft, depreciation and administrative expenses. On certain occasions, an executive's spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed as income to the named executive officer. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level ("SIFL)" rates, which are determined by the U.S. Department of Transportation.

  Other Perquisites

        During 2018, the named executive officers had access to tickets to various sporting, civic, cultural, charity and entertainment events if the event tickets are not otherwise being used for business purposes. For further information on perquisites received by the named executive officers in 2018, please refer to the "All Other Compensation" column of the Summary Compensation Table below. In an effort to reduce the perquisites provided to executive officers, country club membership dues, reimbursement for financial, estate and tax planning, and the cost of an annual executive physical were no longer eligible for reimbursement by the Company starting in 2018.

        In determining total compensation payable to the named executive officers for 2018, the Committee considered these benefits and perquisites. As these benefits and perquisites represent a relatively insignificant portion of the named executive officers' total compensation, they did not materially influence the Committee's decision in setting such officers' total compensation.

Equity Compensation Program in General

        The Company maintains an equity compensation program for key employees, including the executive officers, in order to attract and retain employees who contribute to the Company's success, to provide incentives that enhance job performance, and to enable those persons to participate in the long-term success of the Company. In recent years, these awards have been in the form of restricted stock. Beginning in 2017, equity compensation awards granted to non-executive officers have been comprised of 50% restricted stock and 50% cash-settled restricted stock units ("RSUs"), which are economically equivalent to restricted stock from the recipient's perspective. On the vesting date, the recipient of a RSU receives cash equal to the closing price of the Company's Class A common stock on the vesting date for each RSU, subject to applicable taxes withholding. Recipients of RSUs are not entitled to voting rights or to receive dividends. However, recipients of RSUs receive dividend equivalent rights, which are economically equivalent to, and paid concurrently with, dividend payments on the Company's Class A common stock. The Committee grants RSUs to preserve the number of shares available for issuance pursuant to the Stock Incentive Plan.

        For the 2017 performance period, Messrs. Mihal and Buyle and Ms. Scupham participated in this program as non-executive officers and received awards of restricted stock and RSUs in January 2018. See footnote 8 to the Summary Compensation Table and the Grants of Plan-Based Awards Table for additional information regarding the equity awards awarded to Messrs. Mihal and Buyle and Ms. Scupham for 2017 performance.

        Beginning with awards granted on December 31, 2016, restricted stock and RSU awards vest in 25% increments beginning on the first anniversary of the grant date in order to be more consistent with the vesting practices of our peers. All restricted stock awards are classified in the Company's financial statements as equity awards.

        The Committee has approved, and will continue to approve, all grants of equity compensation. Although Company management, including the Chief Executive Officer, makes recommendations to the Committee from time to time on the form and amount of equity incentive awards to be granted to Company employees, such awards are approved by the Committee; the Committee does not expect to delegate such approval authority to the Company's executive officers or any subcommittee in the foreseeable future. Additionally, the Committee determines the grant date of all equity incentive awards; the Company's executive officers may not unilaterally select the grant date of awards. In February 2018, concurrent with the Committee's approval of the 2018 performance goals for executive officers that participated in the Executive Incentive Plan, the Committee set the grant date for 2018 equity incentive awards as December 2018. The 2018 equity incentive awards for the current named executive officers were granted on December 31, 2018, the last day of the performance period for which the incentive awards were earned. Equity incentive awards for all awardees, other than executive officers, have historically been awarded in January and April of each year. The current named executive officers received their equity incentive awards for 2018 performance in December for administrative purposes only. Beginning with the 2019 performance period, equity awards for all employees, including executive officers, will be granted in March of the year following the performance period.

        The Company does not have a formal policy on timing equity incentive awards in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Committee prior to granting equity incentive awards, the Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the award in order to avoid any impropriety.

Tax Considerations

        IRC Section 162(m) places a limit of $1 million on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to certain covered officers that were employed by the Company on the last day of the fiscal year.

        In connection with 2018 executive compensation decisions, the Committee considered the anticipated tax treatment to the Company and to the executive officers of various payments and benefits, including deductibility under IRC Section 162(m). The deductibility of certain compensation payments depends upon the timing of an executive's vesting of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee's control. For these and other reasons, including to maintain flexibility in compensating the executive officers in a manner designed to promote varying corporate goals, the Committee has not historically limited executive compensation to that which is deductible under IRC Section 162(m) and has not adopted a policy requiring all compensation to be deductible. In light of the repeal of the "performance-based" compensation exception to IRC Section 162(m) in December 2017, the Committee expects in the future to approve compensation that is not deductible for income tax purposes.

Clawback Policy

        The Board adopted a Clawback Policy in November 2016. The Clawback Policy provides that in the event a material restatement of the Company's financial results is necessary within three years of the original reporting, the Board will review the facts and circumstances that led to the requirement for the restatement and will consider whether any executive officer received incentive compensation based on the original financial statements that in fact was not warranted based on the restated financial statements. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement.

        The actions the Board may elect to take against a particular executive officer, depending on all facts and circumstances as determined during its review, include: (1) the recoupment of all or part of any incentive compensation paid to the executive officer, including recoupment in whole or in part of vested and/or unvested equity awards; (2) the reduction of future incentive compensation to be paid to the executive officer; (3) disciplinary actions, up to and including termination; and/or (4) the pursuit of other available remedies, at the Board's discretion.

        The Clawback Policy applies to "executive officers" of the Company as defined under the Exchange Act and such other senior executives as may be determined by the Board.

Prohibition on Hedging and Pledging of Company Securities

        Our Insider Trading Policy prohibits all directors and "officers" of the Company for purposes of Section 16 of the Exchange Act, including the named executive officers, from transacting in put and call options on any Company securities. The policy also prohibits these individuals from engaging in any hedging or monetization transactions or similar arrangements with respect to any Company securities. Additionally, the policy prohibits these individuals from holding Company securities in a margin account or pledging Company securities as collateral for any indebtedness.

Stock Ownership Guidelines

        To reinforce the importance of aligning the financial interests of the Company's directors and executive officers with stockholders, the Board has approved minimum stock ownership guidelines for the directors and executive officers. Directors are required to maintain stock ownership equal in value to five times such director's annual cash retainer. The Chief Executive Officer is required to maintain stock ownership equal in value to five times his base salary and the other executive officers are required to maintain stock ownership equal in value to three times their base salary. The value of minimum stock ownership that must be maintained is based upon, and shall be fixed at, the annual cash retainer or base salary paid at the time such director or executive officer initially becomes subject to such ownership guidelines. Directors and executive officers are expected to be in compliance with the applicable ownership level within five years of becoming subject to the ownership guidelines. Stock ownership includes shares of the Company's Class A common stock over which a director or executive officer has direct or indirect ownership or control, including restricted stock or funds invested in the Company's 401(k) Plan stock fund, but does not include shares underlying stock options. All of our directors (except Ms. Andrade, who was appointed to the Board on March 3, 2019) and all of our executive officers (except for the individuals designated as executive officers in December 2018 and January 2019) have satisfied their respective stock ownership requirement. Ms. Andrade and the recently designated executive officers are progressing toward attaining their respective stock ownership requirement.

        The foregoing discussion primarily describes the compensation philosophies, principles and practices the Committee utilized in setting executive compensation for the 2018 fiscal year. In the future, as the Committee continues to review each element of the executive compensation program, these philosophies, principles and practices may change.

EXECUTIVE COMPENSATION

Summary Compensation

        The following table summarizes total compensation awarded, paid or earned by our named executive officers who served in such capacities during 2016, 2017 and 2018.

        The named executive officers were not entitled to receive payments characterized as "Bonus" payments, except for Messrs. Mihal and Buyle and Ms. Scupham, who did not participate in the Company's Executive Incentive Plan in 2018. Amounts reflected under "Non-Equity Incentive Plan Compensation" are performance-based cash incentive awards determined by the Compensation Committee in December of the respective year, based on performance goals set in the first quarter of the respective year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Restricted Stock Awards ($)(2)		Restricted Stock Unit Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)	(j)
Philip J. Sanders,	2018	725,000	-	2,975,010		-		750,000	-	18,478	4,468,488
Chief Executive Officer and	2017	725,000	-	3,125,009		-		600,000	356,724	21,600	4,828,333
Chief Investment Officer	2016	608,333	-	2,799,685		-		500,000	85,718	348,785	4,342,521
Benjamin R. Clouse	2018	350,000	-	700,003		-		375,000	-	12,060	1,437,063
SVP, Chief Financial
Officer and Treasurer (6)
Brent. K. Bloss,	2018	475,000	-	1,500,007		-		600,000	-	18,934	2,593,941
EVP and Chief Operating	2017	425,000	-	1,650,010		-		450,000	223,185	25,796	2,773,991
Officer (7)	2016	425,000	-	1,474,956		-		425,000	58,309	16,756	2,400,021
Shawn M. Mihal	2018	350,000	375,000	900,023	(8)	250,011	(8)	-	-	35,344	1,910,378
SVP – Broker-Dealer (6)
Amy J. Scupham	2018	323,000	350,000	750,021	(8)	100,009	(8)	-	-	11,000	1,534,030
SVP – Distribution (6)
Mark P. Buyle	2018	292,000	350,000	575,028	(8)	125,017	(8)	-	-	11,530	1,353,574
SVP, Chief Legal Officer, GC and Secretary (6)
Wendy J. Hills,	2018	127,282	-	-		-		-	-	2,363,175	2,490,457
Former EVP, Chief Legal	2017	400,000	-	1,240,004		-		375,000	255,343	23,404	2,293,751
Officer, GC and Secretary	2016	375,000	-	1,221,326		-		350,000	75,928	13,400	2,035,654

(1)
Represents the cash incentive paid to Messrs. Mihal and Buyle and Ms. Scupham for 2018 pursuant to the Company's management bonus program, which is discussed in further detail under "Analysis of 2018 Compensation" set forth above in the "Compensation Discussion & Analysis." For Mr. Buyle, $50,000 of his bonus in 2018 represents a bonus for his tenure as Interim General Counsel before his base salary was adjusted.

(2)
Represents the grant date fair value computed in accordance with ASC 718, disregarding any forfeiture assumptions. All awards are valued based on the closing market price of the Company's Class A common stock on the date of grant, or the last business day immediately preceding grant date if the grant date is not a business day ($22.17 on January 10, 2018 and $18.08 on December 31, 2018). Restricted stock and cash-settled restricted stock awards are subject to accelerated vesting upon a change of control, death or disability.

(3)
For 2018, represents the cash incentive awards made under the Executive Incentive Plan, which are discussed in further detail under "Analysis of 2018 Compensation" set forth above in the "Compensation Discussion & Analysis."

(4)
For 2018, the present value of the named executive officers' benefits under the Pension Plan decreased. Those benefits were determined based on a lump sum discount rate of 3.76% at December 31, 2017 and 4.45% at December 31, 2018, a retirement age of 65, Internal Revenue Code Section 417(e) prescribed 2019 mortality rates and discount rate using the three segment yield curve of 3.43%/4.46%/4.88% for the lump sum conversion, and other assumptions set forth in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2018 included in the Company's Annual Report on Form 10-K filed with the SEC on February 22, 2019. The decrease for 2018 in the present value of benefits under the Pension Plan is due to: (i) freezing benefit accruals on September 30, 2017; (ii) an increase in the discount rate from 3.76% to 4.45%; and (iii) an update to the interest rate assumption used to convert annuities to lump sums. The decrease in pension value during 2018 was as follows for each named executive officer: Messrs. Sanders (140,866), Clouse (10,252), Bloss (111,933), Mihal (15,853) and Buyle (150,715) and Mss. Scupham (44,565) and Hills (127,187).

(5)
For 2018, represents the following:

(a)
Incremental cost to the Company of all perquisites and personal benefits, as applicable, including (i) personal use of entertainment tickets and (ii) convention allowance and gross-up.

(b)
Company matching contributions to the 401(k) Plan of $11,000 for each of Messrs. Sanders, Clouse, Bloss, Mihal and Buyle and Ms. Scupham, and $5,046 for Ms.Hills.

(c)
Pursuant to Ms. Hills' separation agreement described below, (i) she received cash payments of $600,000 and (ii) 86,950 shares of unvested restricted stock vested with a fair market value on the vesting date equal to $1,758,129.

(6)
Messrs. Clouse, Mihal and Buyle and Ms. Scupham were not named executive officers during 2016 or 2017; therefore, compensation information is not presented for those years.

(7)
Mr. Bloss served as Senior Vice President and Chief Financial Officer until February 2018.

(8)
Messrs. Mihal's and Buyle's and Ms. Scupham's equity-based awards include (a) restricted stock and cash-settled restricted stock unit awards for 2017 performance granted on January 10, 2018 with an aggregate grant date fair value equal to $500,022, $250,034 and $200,018, respectively, and (b) restricted stock awards for 2018 performance granted on December 31, 2018 with a grant date fair value equal to $650,012, $450,011 and $650,012. See "Grant of Plan-Based Awards Table".

        The direct costs of convention allowance, personal use of entertainment tickets, and the value of personal use of corporate aircraft (based upon SIFL rates) are imputed to the named executive officers, as applicable, and included as taxable income on their Form W-2s.

        Ms. Hills' employment with the Company ended on April 17, 2018. In connection with Ms. Hills' departure, an affiliate of the Company and Ms. Hills executed a Separation Agreement and Release of All Claims, on April 18, 2018 (the "Separation Agreement"). Pursuant to the Separation Agreement: (i) Ms. Hills (a) released claims against the Company and its affiliates, (b) is subject to indefinite confidentiality and non-disparagement obligations and (c) is subject to certain post-employment restrictive covenants until April 17, 2019, including non-solicitation covenants; (ii) Ms. Hills received a separation payment of $300,000 (less applicable deductions and withholdings); and (iii) subject to Ms. Hills not timely revoking her release of claims under the Age Discrimination in Employment Act within seven days of her execution of the Separation Agreement, (a) Ms. Hills received a supplemental separation payment in the amount of $300,000 (less applicable deductions and withholdings), and (b) 86,950 shares of Ms. Hills' unvested restricted stock of the Company vested. Ms. Hills also is entitled to receive standard retirement and pension benefits, subject to the terms and conditions of the Company's 401(k) and Thrift Plan and Retirement Income Plan.

Grants of Plan-Based Awards

        The following table reflects estimated possible payouts under incentive plans to the named executive officers during 2018. Cash and equity incentive awards are granted to participants in the Executive Incentive Plan based upon a pre-established performance goal set annually by the Compensation Committee with a performance period equal to the fiscal year for which the performance goal is set. The Executive Incentive Plan is an annual plan pursuant to which both cash and equity incentive awards are determined, and for 2018, paid (in the case of cash incentive awards) and granted (in the case of equity incentive awards) in the same fiscal year that such awards were earned.

        The executive officers who participate in the Executive Incentive Plan are eligible to earn a maximum incentive award for the fiscal year, calculated as a certain percentage of the incentive pool assigned to each such executive officer. For 2018, Messrs. Sanders, Clouse and Bloss and Ms. Hills were the named executive officers that participated in the Executive Incentive Plan and were eligible to receive a maximum of 30%, 17%, 24% and 17%, respectively, of the incentive pool with the portion of such incentive award to be paid in cash and/or restricted stock determined at the discretion of the Compensation Committee. Ms. Hills did not receive any incentive compensation in 2018, as her employment ended in April 2018.

        Messrs. Mihal and Buyle and Ms. Scupham did not participate in the Executive Incentive Plan in 2018. Instead, they were each eligible to receive a cash incentive award pursuant to the Company's management bonus program and an award of restricted stock pursuant to the Company's Stock Incentive Plan, which are discussed in further detail under "Analysis of 2018 Compensation" set forth above in the "Compensation Discussion & Analysis." The following table also reflects restricted stock and cash-settled restricted stock unit awards that Messrs. Mihal and Buyle and Ms. Scupham received in January 2018 based on 2017 performance.

        Dividends are paid on awards of restricted stock and dividend equivalent rights are paid on cash-settled restricted stock units at the same rate as is paid to all stockholders generally. Pursuant to ASC 718, the right to receive dividends and dividend equivalent rights are included in the calculation of the grant date fair value of the equity incentive awards set forth in the following table.

        For more detailed information regarding awards paid to the named executive officers, please refer to "Analysis of 2018 Compensation" set forth in the "Compensation Discussion & Analysis".

GRANTS OF PLAN-BASED AWARDS TABLE

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)
								Grant Date Fair Value of Stock and Unit Awards ($)(7)
Name	Grant Date	Date of Committee Action	Grant Type(1)	Thres- hold ($)(3)	Target ($)(4)	Maximum ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Philip J. Sanders				-	750,000	5,557,416
	12/31/18	12/6/18	RSA				-	2,975,010
Benjamin R. Clouse				-	375,000	3,149,202
	12/31/18	12/6/18	RSA				-	700,003
Brent K. Bloss				-	600,000	4,445,933
	12/31/18	12/6/18	RSA				-	1,500,007
Shawn M. Mihal	1/10/18	12/7/17	RSA	-	-	-	11,277	250,011
	1/10/18	12/7/17	RSU	-	-	-	11,277	250,011
	12/31/18	12/6/18	RSA	-	-	-	35,952	650,012
Amy J. Scupham	1/10/18	12/7/17	RSA	-	-	-	4,511	100,009
	1/10/18	12/7/17	RSU	-	-	-	4,511	100,009
	12/31/18	12/6/18	RSA	-	-	-	35,952	650,012
Mark P. Buyle	1/10/18	12/7/17	RSA	-	-	-	5,639	125,017
	1/10/18	12/7/17	RSU	-	-	-	5,639	125,017
	12/31/18	12/6/18	RSA	-	-	-	24,890	450,011
Wendy J. Hills	-	-	-	-	-	-	-	-

(1)
"RSAs" are restricted stock awards granted pursuant to the Company's Stock Incentive Plan. "RSUs" are cash-settled restricted stock unit awards granted pursuant to the Company's Cash Settled RSU Plan. See "Equity Compensation Program in General" set forth in the Compensation Discussion and Analysis for a description of the Company's Cash Settled RSU Plan.

(2)
The estimated possible payouts to the named executive officers pursuant to the Executive Incentive Plan are reported in dollars; however, the Compensation Committee has discretion to award shares of the Company's Class A common stock in lieu of cash. Messrs. Mihal and Buyle and Ms. Scupham were not participants in the Executive Incentive Plan during 2018.

(3)
There is no threshold amount for incentive awards under the Executive Incentive Plan.

(4)
Represents the cash incentive awards earned for 2018. These awards are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(5)
Represents the maximum incentive award each named executive officer was eligible to receive for 2018 pursuant to the Executive Incentive Plan based on the percentage of the incentive pool assigned to each such officer, which was payable in either cash or equity at the discretion of the Compensation Committee. The Compensation Committee used negative discretion to determine the incentive award for each named executive officer and allocated the incentive award between cash as set forth in the "Target" column for non-equity incentive plan awards and restricted stock as set forth in the "Grant Date Fair Value of Stock Awards" column in this table. See "Analysis of 2018 Compensation" set forth in the "Compensation Discussion & Analysis".

(6)
Represents the number of shares of restricted stock granted pursuant to the Company's Stock Incentive Plan and the number of cash-settled restricted stock units granted pursuant to the Company's Cash Settled RSU Plan.

(7)
Represents the grant date fair value computed in accordance with ASC 718, disregarding any forfeiture assumptions and based on the number of shares of restricted stock and the number of cash-settled restricted stock units granted and the closing market price of the Company's Class A common stock on the December 31, 2018 grant date, which was $18.08. The number of shares of restricted stock and the number of cash-settled restricted stock units granted was determined by dividing the dollar amount of the award by such closing market price and rounding up to the nearest whole share or unit, as applicable. Each award vests in 25% increments annually beginning on the first anniversary of the grant date. All awards are subject to accelerated vesting upon a change of control, death or disability. The restricted stock awards are reported in the "Restricted Stock Awards" column and the cash-settled restricted stock unit awards are reported in the "Restricted Stock Unit Awards" column of the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

        The following table reflects outstanding shares of restricted stock and cash-settled restricted stock units held by the named executive officers as of December 31, 2018, the value of which was determined based on the number of shares of restricted stock or cash-settled restricted stock units granted and the $18.08 closing market price of the Company's Class A common stock on December 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)
Philip J. Sanders	16,666	(1)	301,321	-	-
	71,750	(2)	1,297,240
	104,913	(3)	1,896,827
	164,547	(4)	2,975,010
Benjamin R. Clouse	3,489	(1)	63,081	-	-
	7,688	(2)	138,999
	16,786	(3)	303,491
	38,717	(4)	700,003
Brent K. Bloss	15,000	(1)	271,200	-	-
	37,800	(2)	683,424
	55,394	(3)	1,001,524
	82,965	(4)	1,500,007
Shawn M. Mihal	4,868	(5)	88,013	-	-
	4,868	(5)	88,013
	11,277	(6)	203,888
	11,277	(6)	203,888
	5,239	(7)	94,271
	35,952	(4)	650,012
Amy J. Scupham	3,894	(5)	70,404	-	-
	3,894	(5)	70,404
	4,511	(6)	81,559
	4,511	(6)	81,559
	390	(8)	7,051
	1,796	(7)	32,472
	35,952	(4)	650,012
Mark P. Buyle	4,868	(5)	88,013	-	-
	4,868	(5)	88,013
	5,639	(6)	101,953
	5,639	(6)	101,953
	1,561	(8)	28,223
	7,184	(7)	129,887
	24,890	(4)	450,011
Wendy J. Hills	-		-	-	-

(1)
These shares will vest on December 31, 2019.

(2)
These shares will vest in 50% increments on December 31, 2019 and 2020.

(3)
These shares will vest in 33 1/3% increments on December 31, 2019, 2020 and 2021.

(4)
These shares will vest in 25% increments on December 31, 2019, 2020, 2021 and 2022.

(5)
These shares will vest in 33 1/3% increments on January 10, 2019, 2020 and 2021.

(6)
These awards will vest in 25% increments on January 10, 2019, 2020, 2021 and 2022.

(7)
These shares will vest in 50% increments on April 2, 2019 and 2020.

(8)
These shares will vest on April 2, 2019.

Option Exercises and Stock Vested

        The following table reflects shares of restricted stock and cash-settled restricted stock units held by the named executive officers that vested during 2018.

OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)
Philip J. Sanders	102,513	1,853,435
Benjamin R. Clouse	12,929	233,756
Brent K. Bloss	63,365	1,145,639
Shawn M. Mihal	6,799	141,105
Amy J. Scupham.	4,141	87,624
Mark P. Buyle.	9,733	198,201
Wendy J. Hills	95,283	1,920,289

(1)
The number of shares acquired on vesting for Messrs. Mihal and Buyle and Ms. Scupham includes 1,623, 1,623 and 1,299 cash-settled restricted stock units, respectively, the value of which is based on the closing price of the Company's Class A common stock on the vesting date, or the last business day immediately preceding the vesting date if the vesting date is not a business day. The number of shares of the Company's Class A common stock received by each named executive officer upon vesting of these awards, net of shares withheld by the Company to cover associated tax liabilities, was as follows: Messrs. Sanders (57,051), Clouse (9,135), Bloss (37,112), Mihal (3,541) and Buyle (1,821) and Mss. Scupham (5,623) and Hills (58,061).

(2)
The value realized on vesting is based on the closing market price of the Company's Class A common stock on the vesting date, or the last business day immediately preceding the vesting date if the vesting date is not a business day.

Pension Benefits

        The Pension Plan is a tax-qualified, non-contributory pension plan that covers all eligible employees of the Company who are 21 years of age or older and have one or more years of credited service. Benefits payable are generally based on a participant's years of credited service and their highest average earnings in any five consecutive years during the last ten years of service prior to retirement, or their "5-year average earnings." The retirement benefit amount payable upon normal retirement is calculated as (1) 2% of a participant's 5-year average earnings for each year of credited service (up to a maximum of 30 years), plus (2) 1% of a participant's 5-year average earnings for each additional year of credited service in excess of 30 years (up to a maximum of ten years); this amount is then reduced by a social security offset. Due to the Pension Plan freeze, effective September 30, 2017, participants will no longer accrue future benefits based on years of service and compensation after the freeze date.

        Benefits under the Pension Plan vest 100% after five years, and are payable monthly for the retiree's lifetime beginning at age 65, or in a reduced amount as early as age 55 with at least 10 years of credited service. Mr. Sanders is eligible for early retirement under the Pension Plan; the early retirement reduction is 1/180th for each of the first 60 months preceding age 65, and 1/360th for each additional month. Upon a participant's retirement, benefits under the Pension Plan may be paid (1) pursuant to a variety of annuity options, which provide benefits during the retiree's lifetime and generally provide continuing benefits to a surviving spouse or other beneficiary, or (2) in a lump sum, which provides for an immediate lump sum equal to the actuarial value of the retiree's future benefits in lieu of receiving those benefits over their lifetime.

        The following table reflects the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such officer, under the Pension Plan. Under the Pension Plan, participants cannot be credited with years of service in excess of their actual years of service with the Company. These benefits were determined using a lump sum discount rate of 3.76% at December 31, 2017 and 4.45% at December 31, 2018, a retirement age of 65, Internal Revenue Code Section 417(e) prescribed 2019 mortality rates and discount rate using the three segment yield curve of 3.43%/4.46%/4.88% for the lump sum conversion, and other assumptions set forth in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2018 included in the Company's Annual Report on Form 10-K filed with the SEC on February 22, 2019. Benefits reflected below are estimates; the actual benefit payable is determined upon retirement or termination from the Company.

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Philip J. Sanders	Pension Plan	19	897,968	-
Benjamin R. Clouse	Pension Plan	1.98	38,258	-
Brent K. Bloss	Pension Plan	15.75	488,068	-
Shawn M. Mihal	Pension Plan	2.52	56,352	-
Amy J. Scupham	Pension Plan	9	159,610	-
Mark. P. Buyle	Pension Plan	22	720,655	-
Wendy J. Hills	Pension Plan	19	529,393	-

Nonqualified Deferred Compensation Plans

        The Company does not provide any deferred compensation arrangements for its named executive officers.

Potential Payments Upon Termination or Change in Control

        The table below quantifies (1) amounts payable and the value of benefits available pursuant to the Severance Plan if a current named executive officer is involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan [column (a)] and (2) the value of restricted stock vesting upon a "change in control," death or "disability" for purposes of the Company's Stock Incentive Plan [column (b)], all of which assume that the applicable triggering event occurred on December 31, 2018 and where applicable, is based on a stock price of $18.08, the closing market price of the Company's Class A common stock on December 31, 2018, the last business day of the year. Benefits reflected below are estimates; the actual benefit payable is determined upon termination.

        No information is provided in the narrative or table for Ms. Hills, as her employment ended on April 17, 2018. See the narrative immediately following the Summary Compensation Table for a description of the terms of the Severance Agreement and Release of All Claims, dated April 18, 2018, between an affiliate of the Company and Ms. Hills.

  Severance Plan

        The current named executive officers are eligible to receive certain severance benefits under the Company's Severance Pay Plan (the "Severance Plan") if they are involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan. Participants in the Severance Plan who receive severance are entitled to periodic payment of their base pay and health care severance pay for no fewer than 12 weeks and no more than 52 weeks (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code) with the number of weeks of severance determined by multiplying the participant's years of service by two weeks. The amount of the health care severance pay will be determined by the Company in its discretion. In addition, the Company may provide, in its discretion, career transition services.

  Accelerated Vesting of Restricted Stock

        The equity incentive awards granted to the current named executive officers under the Stock Incentive Plan provide for accelerated vesting upon a "change in control" (as defined in the Stock Incentive Plan) unless otherwise determined by the Compensation Committee prior to such "change in control," whether or not the current named executive officer's employment terminates. Equity incentive awards also vest upon the death or "disability" (permanent disability as determined under the Company's long term disability plan) of a current named executive officer.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Payments and Benefits under Severance Plan ($)(1)(2)	Change in Control Events, Death, or Disability Pursuant to Stock Incentive Plan and Cash Settled RSU Plan ($)(3)
	(a)	(b)
Philip J. Sanders
Severance Plan Benefits	557,692
Medical and Dental Benefits	10,570
Career Transition Services	108,750
Equity Award Vesting		6,470,398

Total	677,012
Benjamin R. Clouse
Severance Plan Benefits	92,308
Medical and Dental Benefits	3,333
Career Transition Services	60,000
Equity Award Vesting		1,205,574

Total	155,640
Brent K. Bloss
Severance Plan Benefits	292,308
Medical and Dental Benefits	8,456
Career Transition Services	71,250
Equity Award Vesting		3,456,155

Total	372,014
Shawn M. Mihal
Severance Plan Benefits	86,538
Medical and Dental Benefits	3,333
Career Transition Services	56,250
Equity Award Vesting		1,328,536

Total	146,121
Amy J. Scupham
Severance Plan Benefits	144,231
Medical and Dental Benefits	2,432
Career Transition Services	56,250
Equity Award Vesting		993,460

Total	202,913
Mark P. Buyle
Severance Plan Benefits	296,346
Medical and Dental Benefits	12,156
Career Transition Services	50,250
Equity Award Vesting		988,054

Total	358,752

(1)
Severance Plan benefits for Messrs. Sanders, Clouse, Bloss, Mihal and Buyle and Ms. Scupham are equal to 40, 12, 32, 12, 46 and 20 weeks of base pay, respectively, in accordance with the normal payroll practices of the Company.

(2)
Reflects career transition services equal to 15% of each current named executive officer's base salary. Pursuant to the Severance Plan, career transition services may be offered in the sole discretion of the Company. Consequently, these amounts may not be payable even if the current named executive officer is otherwise eligible for benefits under the Severance Plan.

(3)
Includes unvested restricted stock and unvested cash-settled restricted stock units held as of December 31, 2018 by each current named executive officer as follows: Messrs. Sanders (357,876), Clouse (66,680), Bloss (191,159), Mihal (73,481) and Buyle (54,649) and Ms. Scupham (54,948).

Pay Ratio

        Following is a reasonable estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on compensation during 2017 for each of our employees (excluding the Chief Executive Officer), as reflected in our payroll records and reported to the IRS on Form W-2. Of the two potential median employees, we selected the employee with a vested benefit in the Pension Plan. For 2018, we are using the median employee identified during 2017, as we have not had any changes to our employee population or employee compensation arrangements that we reasonably believe would significantly impact the pay ratio during 2018. The annual total compensation of our median employee for 2018 was $65,268. As disclosed in the Summary Compensation Table, the annual total compensation of our Chief Executive Officer for 2018 was $4,468,488. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 68 to 1.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        This advisory vote gives stockholders the opportunity to approve our named executive officers' compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        As described in detail in our Compensation Discussion & Analysis above, a core objective in designing our executive compensation program is to deliver competitive total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award), upon the achievement of financial and operating performance and individual contributions, that will attract, motivate and retain a high-performance executive team who will drive the creation of stockholder value. The Compensation Committee believes that the Company's executive compensation program reflects a strong "pay-for-performance" philosophy and is well aligned with stockholders' long-term interests. The compensation awarded to our named executive officers is substantially dependent on corporate financial and operating performance, as well as individual performance and contributions, which drives the creation of sustainable long-term stockholder value. The Compensation Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high-performance executives, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives, including long-term career development and retention goals.

        Among the important elements of our executive compensation program and features incorporated into our program to achieve our core objectives are the following:

  •
  A significant portion of each current named executive officer's total direct compensation – approximately 77% on average for 2018 – was "at risk" compensation, delivered in the form of a short-term cash incentive award and a long-term equity incentive award.

  •
  A significant portion of each current named executive officer's total annual incentive compensation – approximately 67% on average for 2018 – was comprised of an equity incentive award, which drives long-term performance and aligns the interests of our current named executive officers with those of our stockholders.

  •
  Equity incentive awards were subject to a four-year vesting period to further emphasize long-term performance and commitment to the Company.

  •
  The Company's Executive Incentive Plan incorporated a financial performance measure that was quantifiable and measurable. For 2018, the Committee utilized one incentive pool, funded with 8% of the Company's adjusted operating income, from which cash and equity incentive compensation was awarded to the named executive officers that participated in the Executive Incentive Plan.

  •
  Each current named executive officer is employed at-will and is expected to demonstrate strong personal performance in order to continue serving as a member of the executive team.

  •
  The Committee maintains stock ownership guidelines which, along with the design of equity incentive awards, promotes long-term executive stock ownership and aligns executive interests with those of our stockholders.

        The Compensation Committee believes that our executive compensation program has played a significant role in our ability to drive financial and operating results and align the interests of our executive officers with the interests of our stockholders. The operating environment for active asset managers in 2018 remained challenging, as the flows toward passive strategies remained steady in a volatile market that concluded with the worst quarter for U.S. equities since 2011. Trade disputes, geopolitical tensions and uncertain global growth rates contributed to the market conditions. The industry continues to feel the impact of fee pressure, product rationalization on broker-dealer platforms and evolving customer preference.

        Given the challenging industry environment, our senior management team continued to execute on the following strategic initiatives to help reposition the Company: (1) strengthening our investment management resources, processes and results; (2) reinvigorating our product line and sales; (3) continuing the evolution of our broker-dealer to a self-sustaining, competitive and profitable entity; and (4) focusing investment on support of our business model, while improving operating efficiency. Following is a summary of the progress we made on these strategic initiatives during 2018:

  •
  Completed targeted pricing adjustments on selected funds and completed the merger of the remaining Waddell & Reed Advisors Funds into the Ivy Funds family, resulting in operational efficiency and added fund-level scale.

  •
  Continued to add analyst resources, realign certain portfolio management teams and implement technology that facilitates information sharing and collaboration across teams.

  •
  Continued to enhance data capabilities to inform targeted sales strategies across all sales channels.

  •
  Continued to expand advisory product lineup, including the addition of a third-party program that offers both ETFs and mutual funds with multiple portfolio options

  •
  Reduced the broker-dealer real estate footprint to align more closely with an industry-standard independent model, while enhancing the payout grid for affiliated advisors to be among the industry's best-in-class.

  •
  Realigned the broker-dealer field services model to deliver more robust practice development resources, while expanding recruiting and creating an elite service group for top advisors.

  •
  Reduced the pace of advisor attrition, while increasing overall advisor productivity.

  •
  Achieved our goal of adding $30 million, on a 2019 run-rate basis, to pre-tax income through targeted cost reductions, while making targeted investments in growth areas.

  •
  Instituted enhanced efficiency and accountability through an enterprise project management organization, with a focus on the deliberate allocation of our resources.

  •
  Advanced our culture by focusing on our core values and further investing in our people through talent management, employee experiences, diversity and inclusion and total rewards.

        Key financial measures and operational highlights from 2018 include the following:

  •
  Earnings per share of $2.28 compared to $1.69 in 2017.

  •
  Net income attributable to the Company of $183.6 million compared to $141.3 million in 2017.

  •
  Operating revenues of $1.2 billion compared to $1.2 billion in 2017.

  •
  Operating income of $222.0 million compared to $219.8 million in 2017.

  •
  An operating margin of 19.1% compared to 19.0% in 2017.

  •
  Cash and investments at year-end remained strong at $849.1 million compared to $908.3 million at 2017 year-end. Our liquidity position allowed us to return $217.1 million to stockholders in 2018 (compared to $189.8 million in 2017) through $81.2 million in regular annual dividends and $135.9 million in stock repurchases.

        You have the opportunity to vote "for" or "against" or "abstain" from voting on the following non-binding resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company's Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion."

        While your vote on this proposal is advisory and will not be binding on the Company, the Board or the Compensation Committee, we value the opinion of our stockholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

        The Company intends to hold this stockholder advisory vote to approve named executive officer compensation annually until the Company holds its next advisory vote on the frequency of stockholder advisory votes on named executive officer compensation as required pursuant to Section 14A of the Exchange Act.

        THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2019 fiscal year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee's selection of KPMG as the Company's independent registered public accounting firm for the 2019 fiscal year.

        KPMG has been our independent registered public accounting firm since 1981, and no relationship exists other than the usual relationship between independent registered public accounting firm and client. Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. If our stockholders do not ratify the appointment of KPMG at the Annual Meeting, the Audit Committee will consider such event in its selection of the Company's independent registered public accounting firm for the 2019 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2019 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR.

Audit and Non-Audit Services

        The Audit Committee or its Chairman pre-approves audit and non-audit services to be rendered to the Company and establishes a dollar limit on the amount of fees the Company will pay for each category of services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The Audit Committee is informed from time to time of the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee or its Chairman. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company's independent registered public accounting firm. The Audit Committee pre-approved all services provided by KPMG for the 2017 and 2018 fiscal years. These services included the audit of the Company's annual financial statements, audit of the Company's internal control over financial reporting, review of the Company's quarterly financial statements, tax consultation services, preparation of corporate tax returns, auditing of employee benefits plans and certain agreed upon procedures. For a discussion of the independence of our independent registered public accounting firm, please refer to the "Audit Committee Report" below.

        The following table shows the fees billed by KPMG for audit and other services provided to the Company for the 2018 and 2017 fiscal years, respectively:

	2018	2017
Audit Fees (1)	$853,000	$846,745
Audit-Related Fees (2)	131,305	159,000
Tax Fees (3)	380,349	370,292
All Other Fees	–	–

Total	$1,364,654	$1,376,037

(1)
Audit fees consist of fees for the audit of the Company's annual financial statements, the audit of its internal control over financial reporting, reviews of the financial statements included in quarterly reports on Form 10-Q and professional services rendered in connection with the audit of the Company's annual financial statements.

(2)
Audit-related fees primarily relate to financial statement audits of employee benefit plans, certain agreed upon procedures and the issuance of SSAE 16 reports.

(3)
Tax fees consist of fees for income tax consultation, including tax compliance, preparation and review of corporate tax returns, and other general tax consultation.

        The Audit Committee has considered whether the non-audit services provided by KPMG, including the services rendered in connection with income tax consultation and other general tax consultation, were compatible with maintaining KPMG's independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG as the Company's independent registered public accounting firm. KPMG did not bill the Company for any other services during fiscal year 2017 or 2018.

 AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company's independent registered public accounting firm, KPMG LLP ("KPMG"), is responsible for expressing an opinion as to the conformity of the Company's consolidated financial statements with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

        In performing its oversight role, the Audit Committee has reviewed and discussed, with management and KPMG, the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The Audit Committee has also discussed with KPMG matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees" as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

        Pursuant to the applicable requirements of the PCAOB, the Audit Committee has also received and reviewed the written disclosures and the letter from KPMG and discussed with KPMG their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

Waddell & Reed Financial, Inc. Audit Committee

2018 Members

Michael F. Morrissey, Chairman
Sharilyn S. Gasaway
Dennis E. Logue
Jerry W. Walton

 OTHER MATTERS

Other Business Presented at the Annual Meeting

        As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 23, 2019

        The proxy materials for the Annual Meeting, including the 2018 Annual Report, Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the "Investor Relations" section of the Company's website at ir.waddell.com. Other information on the Company's website does not constitute part of the Company's proxy materials.

        You may request a copy of the Company's 2018 Annual Report (other than exhibits that are not specifically incorporated by reference therein) at no cost by writing or telephoning us at the following address:

Waddell & Reed Financial, Inc.
Attn: Investor Relations Department
6300 Lamar Avenue
Overland Park, Kansas 66202
(800) 532-2757

        If you would like to request documents from the Company, please do so by April 9, 2019 to receive them before the Annual Meeting.

        You should rely only on the information contained in this Proxy Statement to vote on the proposals solicited in this Proxy Statement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than March 6, 2019.

BY ORDER OF THE BOARD OF DIRECTORS

Mark P. Buyle Senior Vice President, Chief Legal Officer, General Counsel & Secretary

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 pm. (CDT), on April 22, 2019 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/WDR or scan delete QR code and control # thΔe QR cod≈e — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/WDR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold 01 - Kathie J. Andrade 02 - Philip J. Sanders ForAgainst Abstain ForAgainst Abstain 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year 2019. 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 2 2 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 2 2 B V 4 02ZRXB MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 2019 Annual Meeting Proxy Card1234 5678 9012 345

Dear Stockholder: If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. When voting your shares electronically by telephone or via the Internet, you will need your proxy card and your control number. The control number is printed in the shaded bar on the front of your proxy card. The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”) and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet or telephone up until 11:59 p.m. (CDT) on the day before the annual meeting. If you do not vote via proxy card, telephone or the Internet, you may attend the 2019 Annual Meeting of Stockholders on April 23, 2019 at 10:00 a.m. (CDT) at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas, 66202 and vote in person. Direct Deposit of Dividends We encourage all stockholders who receive their dividends in cash to participate in direct deposit. To enroll in this service, please mail your request along with a copy of your voided check, to Computershare at the address noted below. Transfer Agent Contact Information Computershare Trust Company, N.A. P.O. BOX 505000 Louisville, KY 40233-5000 Telephone Inside the USA: Telephone Outside the USA: TDD/TTY for Hearing Impaired: (877) 498-8861 (781) 575-2879 (800) 952-9245 Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 23, 2019 The proxy materials for the Company’s 2019 Annual Meeting of Stockholders, including the 2018 Annual Report, Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the “Investor Relations” section of the Company’s website at ir.waddell.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — April 23, 2019 The undersigned hereby appoints Thomas C. Godlasky and Philip J. Sanders, or any of them, each with the full power of substitution, to represent and vote all shares of Company Class A common stock that the undersigned holds and is entitled to vote at the 2019 Annual Meeting of Stockholders of Waddell & Reed Financial, Inc. to be held on April 23, 2019 or at any postponement or adjournment thereof. All shares votable by the undersigned, including shares held by agents or trustees for the undersigned as a participant for the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan will be voted in the same manner specified and in the direction of the persons named above, or such agents or trustees, on such other matters that may properly come before the annual meeting. Receipt herewith of the Company’s 2018 Annual Report, Notice of Meeting and Proxy Statement is hereby acknowledged. THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED INACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, WHICH ARE FOR PROPOSALS 1, 2 and 3. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT WITH ANY MATTERS REFERRED TO IN PROPOSAL 4. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. If you vote by Telephone or by the Internet, please DO NOT return this card. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — Waddell & Reed Financial, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WDR